Filed Pursuant to Rule 424(b)(5)
Registration No. 333-268812

This preliminary prospectus supplement and the accompanying prospectus relate to an effective registration statement under the Securities Act of 1933, as amended, but are not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion,

Preliminary Prospectus Supplement dated June 5, 2024

PRELIMINARY PROSPECTUS SUPPLEMENT

(To prospectus dated December 15, 2022)

$

MasTec, Inc.

% Senior Notes due 20

We are offering $    aggregate principal amount of our  % Senior Notes due 20 (the “notes”). The notes will mature on     , 20 . We will pay interest on the notes semi-annually in arrears on      and      of each year, commencing     , 2024. The interest rate on the notes will be subject to adjustment based on certain credit rating events. See “Description of Notes—Interest Rate Adjustment of the Notes Based on Certain Credit Rating Events.”

The notes will be general senior unsecured obligations of MasTec, Inc. (“MasTec”) and will rank equal in right of payment with all existing and future senior unsecured indebtedness of MasTec. The notes will be effectively subordinated to all secured indebtedness of MasTec, to the extent of the value of the assets securing such indebtedness. The notes will rank senior in right of payment to any future subordinated indebtedness of MasTec. The notes will not be guaranteed by any of MasTec’s subsidiaries and will therefore be structurally subordinated to all of the obligations of the subsidiaries of MasTec, including trade payables and any outstanding IEA 6.625% Notes (as defined herein).

We may redeem all or a portion of the notes at our option at any time or from time to time at the applicable redemption price in the circumstances described in this prospectus supplement. See “Description of Notes—Optional Redemption.”

We will be required to offer to purchase the notes upon the occurrence of a Change of Control Triggering Event (as defined herein) at a price equal to 101% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase. See “Description of Notes—Purchase upon a Change of Control Triggering Event.”

Investing in the notes involves certain risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement and on page 3 of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note		Total
Public offering price (1)		%	$
Underwriting discount		%	$
Proceeds, before expenses, to us (1)		%	$

(1)	Plus accrued interest, if any, from , 2024.

The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for inclusion of the notes on any automated dealer quotation system. We expect that delivery of the notes, in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Euroclear Bank SA/NV, as operator of the Euroclear System, and Clearstream Banking, S.A., will be made on or about     , 2024.

Joint Book-Running Managers

J.P. Morgan	BofA Securities

The date of this prospectus supplement is     , 2024

Neither we nor the underwriters have authorized anyone to provide you with any information other than the information contained in, or incorporated by reference in, this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by or on behalf of us. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement may be used only for the purpose for which it has been prepared.

We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since the relevant date. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer or an invitation on our behalf or on behalf of the underwriters to subscribe for or purchase any of the securities, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

We expect that delivery of the notes will be made to investors on or about     , 2024, which will be the      business day following the date of this prospectus supplement (such settlement being referred to as “T+    ”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the first business day preceding the delivery of the notes hereunder will be required, by virtue of the fact that the notes initially settle in T+  , to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to the first business day preceding the date of delivery hereunder should consult their advisors.

PROSPECTUS SUPPLEMENT

PROSPECTUS

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts but are the intent, belief, or current expectations of our business and industry and the assumptions upon which these statements are based. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future revenue and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisitions, dispositions or other strategic arrangements. Words such as “anticipates,” “expects,” “intends,” “will,” “could,” “would,” “should,” “may,” “plans,” “believes,” “seeks,” “estimates,” “forecasts,” “targets” and variations of these words and negatives thereof and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control, are difficult to predict, and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Additionally, many of these risks and uncertainties could be amplified by the potential effects of general economic and market conditions, including levels of inflation and market interest rates, geopolitical events, market uncertainty and/or volatility.

Forward-looking statements include, but are not limited to, statements relating to expectations regarding the future financial and operational performance of MasTec; expectations regarding MasTec’s business or financial outlook; expectations regarding MasTec’s plans, strategies and opportunities; expectations regarding opportunities, technological developments, competitive positioning, future economic conditions and other trends in particular markets or industries; the impact of inflation on MasTec’s costs and the ability to recover increased costs, as well as other statements reflecting expectations, intentions, assumptions or beliefs about future events and other statements that do not relate strictly to historical or current facts. These statements are based on currently available operating, financial, economic and other information, and are subject to a number of significant risks and uncertainties. A variety of factors in addition to those mentioned above, many of which are beyond our control, could cause actual future results to differ materially from those projected in the forward-looking statements.

Other factors that might cause such a difference include, but are not limited to:

•

market conditions, including from rising or elevated levels of inflation or interest rates, regulatory or policy changes, including permitting processes and tax incentives that affect us or our customers’ industries, supply chain issues and technological developments;

•	the effect of federal, local, state, foreign or tax legislation and other regulations affecting the industries we serve and related projects and expenditures;

•

project delays due to permitting processes, compliance with environmental and other regulatory requirements and challenges to the granting of project permits, which could cause increased costs and delayed or reduced revenue;

•

the effect on demand for our services of changes in the amount of capital expenditures by our customers due to, among other things, economic conditions, including potential economic downturns, inflationary issues, the availability and cost of financing, supply chain disruptions, climate-related matters, customer consolidation in the industries we serve and/or the effects of public health matters;

•

activity in the industries we serve and the impact on the expenditure levels of our customers of, among other items, fluctuations in commodity prices, including for fuel and energy sources, fluctuations in the cost of materials, labor, supplies or equipment, and/or supply-related issues that affect availability or cause delays for such items;

•	the outcome of our plans for future operations, growth and services, including business development efforts, backlog, acquisitions and dispositions;

•

risks related to completed or potential acquisitions, including our ability to integrate acquired businesses within expected timeframes, including their business operations, internal controls and/or systems, which may be found to have material weaknesses, and our ability to achieve the revenue, cost savings and earnings levels from such acquisitions at or above the levels projected, as well as the risk of potential asset impairment charges and write-downs of goodwill;

•

our ability to manage projects effectively and in accordance with our estimates, as well as our ability to accurately estimate the costs associated with our fixed price and other contracts, including any material changes in estimates for completion of projects and estimates of the recoverability of change orders;

•

our ability to attract and retain qualified personnel, key management and skilled employees, including from acquired businesses, our ability to enforce any noncompetition agreements, and our ability to maintain a workforce based upon current and anticipated workloads;

•	any material changes in estimates for legal costs or case settlements or adverse determinations on any claim, lawsuit or proceeding;

•	the adequacy of our insurance, legal and other reserves;

•	the timing and extent of fluctuations in operational, geographic and weather factors, including from climate-related events, that affect our customers, projects and the industries in which we operate;

•

the highly competitive nature of our industry and the ability of our customers, including our largest customers, to terminate or reduce the amount of work, or in some cases, the prices paid for services, on short or no notice under our contracts, and/or customer disputes related to our performance of services and the resolution of unapproved change orders;

•

the effect of state and federal regulatory initiatives, including risks related to the costs of compliance with existing and potential future environmental, social and governance requirements, including with respect to climate-related matters;

•	requirements of and restrictions imposed by our credit facility, term loans, senior notes and any future loans or securities;

•

systems and information technology interruptions and/or data security breaches that could adversely affect our ability to operate, our operating results, our data security or our reputation, or other cybersecurity-related matters;

•	our dependence on a limited number of customers and our ability to replace non-recurring projects with new projects;

•	risks associated with potential environmental issues and other hazards from our operations;

•

disputes with, or failures of, our subcontractors to deliver agreed-upon supplies or services in a timely fashion, and the risk of being required to pay our subcontractors even if our customers do not pay us;

•	risks related to our strategic arrangements, including our equity investments;

•

risks associated with volatility of our stock price or any dilution or stock price volatility that shareholders may experience, including as a result of shares we may issue as purchase consideration in connection with acquisitions, or as a result of other stock issuances;

•	our ability to obtain performance and surety bonds;

•

risks associated with operating in or expanding into additional international markets, including risks from fluctuations in foreign currencies, foreign labor and general business conditions and risks from failure to comply with laws applicable to our foreign activities and/or governmental policy uncertainty;

•

risks related to our operations that employ a unionized workforce, including labor availability, productivity and relations, as well as risks associated with multiemployer union pension plans, including underfunding and withdrawal liabilities;

•	risks related to a small number of our existing shareholders having the ability to influence major corporate decisions;

•	risks associated with our internal controls over financial reporting; and

•

other factors referenced in this prospectus supplement and the accompanying prospectus, including without limitation, those set forth under “Risk Factors” on page S-6 of this prospectus supplement and on page 3 of the accompanying prospectus, and the risk factors described in the documents incorporated by reference herein and therein.

We believe these forward-looking statements are reasonable; however, you should not place undue reliance on any forward-looking statements, which are based on current expectations. Furthermore, forward-looking statements speak only as of the date they are made. If any of these risks or uncertainties materialize, or if any of our underlying assumptions are incorrect, our actual results may differ significantly from the results that we express in, or imply by, any of our forward-looking statements. These and other risks are detailed in our filings with the Securities and Exchange Commission (the “SEC”). We do not undertake any obligation to publicly update or revise these forward-looking statements after the date of this prospectus supplement to reflect future events or circumstances, except as required by applicable law. We qualify any and all of our forward-looking statements by these cautionary factors.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of the notes we are offering and certain other matters relating to us and our financial condition. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which may not apply to the notes we are offering. You should read this prospectus supplement along with the accompanying prospectus, as well as the documents incorporated by reference. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

In this prospectus supplement, except under the headings “Description of Notes” and “Summary—The Offering” in this prospectus supplement, references to “MasTec,” “we,” “us,” and “our” refer to MasTec, Inc. and its consolidated subsidiaries, unless the context indicates otherwise. References to the “Issuer” refer to MasTec, Inc. and not its consolidated subsidiaries, unless the context indicates otherwise. References to the “Senior Credit Facility” refer to our senior unsecured credit facility that is comprised of $1.9 billion of revolving commitments and a term loan with an original principal amount of $350.0 million and which matures on November 1, 2026. References to the “2022 Term Loan Facility” refer to our unsecured term loan agreement totaling $700.0 million in term loans, comprised of $400.0 million in original principal amount of three-year loans maturing on October 7, 2025 (the “Three-Year Term Loan Facility”) and $300.0 million in original principal amount of five-year loans maturing on October 7, 2027 (the “Five-Year Term Loan Facility”). References to the “Term Loan Facilities” refer to the term loan facility outstanding under our Senior Credit Facility and the 2022 Term Loan Facility. References to “4.50% Notes” refer to the $600.0 million aggregate principal amount of our 4.50% Senior Notes due August 15, 2028. References to “MasTec 6.625% Notes” refer to the $74.9 million in principal amount of our 6.625% Senior Notes due August 15, 2029.

v

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” some of the documents we file with it into this prospectus supplement, which means:

•	we can disclose important information to you by referring you to those documents;

•	the information incorporated by reference is considered to be part of this prospectus supplement; and

•	later information that we file with the SEC will automatically update and supersede this information.

We incorporate by reference in this prospectus supplement the documents listed below:

•	our Annual Report on Form 10-K for the year ended December 31, 2023 (the “2023 Annual Report”);

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024 (the “Q1 Quarterly Report”);

•	our Current Reports on Form 8-K, filed with the SEC on March 8, 2024 and May 17, 2024; and

•

those portions of our Definitive Proxy Statement on Schedule 14A and Definitive Additional Proxy Soliciting Materials on Schedule 14A filed with the SEC on April 4, 2024, which documents are specifically incorporated by reference into the 2023 Annual Report.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (not including any information furnished under Item 2.02, 7.01 or 9.01 of Form 8-K and any other information that is identified as “furnished” rather than filed, which information is not incorporated by reference herein) prior to the termination of the offering, will be deemed to be incorporated herein by reference and to be a part of this prospectus supplement from the date of filing of such documents. Any statement contained in a document incorporated herein by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein, or in a subsequently filed document incorporated herein by reference, modifies or supersedes the statement. Any statement modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this prospectus supplement.

We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request of that person, a copy of any and all of the information that has been incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement (excluding exhibits unless specifically incorporated by reference into those documents). Please direct requests to us at the following address:

MasTec, Inc.

800 S. Douglas Road, 12th Floor

Coral Gables, Florida 33134

Attention: Alberto de Cardenas

(305) 599-1800

SUMMARY

This summary highlights certain information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. Because this is only a summary, it does not contain all of the information that is important to you. You should read this entire prospectus supplement and accompanying prospectus, as well as the documents incorporated by reference herein, including the risk factors and the financial statements and related notes included elsewhere herein and therein, before making a decision with respect to an investment in the notes. We also urge you to read our public filings with the SEC, as they provide additional information that you may find important.

MasTec, Inc.

We are a leading infrastructure construction company operating mainly throughout North America across a range of industries. Our primary activities include the engineering, building, installation, maintenance and upgrade of communications, energy, utility and other infrastructure, such as: wireless, wireline/fiber and customer fulfillment activities; power delivery infrastructure, including transmission, distribution, environmental planning and compliance; power generation infrastructure, primarily from clean energy and renewable sources; pipeline infrastructure, including for natural gas, water and carbon capture sequestration pipelines and pipeline integrity services; heavy civil and industrial infrastructure, including roads, bridges and rail; and environmental remediation services. Our customers are primarily in these industries. Including our predecessor companies, we have been in business for almost 95 years. For the twelve month period ended March 31, 2024, we had an average of approximately 34,000 employees and 840 locations, and as of March 31, 2024, we had approximately 32,000 employees and 820 locations. We offer our services under the MasTec® and other service marks and we are ranked among the top five contractors within Engineering News-Record’s Top 400 Contractors.

We provide our services to a diversified base of customers, and a significant portion of our services are provided under master service and other service agreements, which are generally multi-year agreements. The remainder of our work is generated pursuant to contracts for specific projects or jobs that require the construction or installation of an entire infrastructure system or specified units within an infrastructure system.

We manage our operations under five operating segments, which represent our five reportable segments: (1) Communications; (2) Clean Energy and Infrastructure; (3) Power Delivery; (4) Oil and Gas; and (5) Other. This structure is generally focused on broad end-user markets for our labor-based construction services.

MasTec’s common stock is listed on the New York Stock Exchange under the symbol “MTZ.” MasTec maintains its principal executive and management office at 800 S. Douglas Road, 12th Floor, Coral Gables, Florida, 33134, and its telephone number is (305) 599-1800. MasTec’s website address is www.mastec.com. MasTec does not intend for information contained on or accessible through its website to be part of this prospectus supplement or the accompanying prospectus, other than documents that MasTec files with the SEC that are specifically incorporated by reference in this prospectus supplement or the accompanying prospectus.

Concurrent Tender Offer

Substantially concurrently with the commencement of this offering, IEA Energy Services LLC, a Delaware limited liability company (“IEA LLC”) and an indirect subsidiary of MasTec, intends to commence an offer to purchase for cash (the “Tender Offer”) any and all of its 6.625% Senior Notes due 2029 (the “IEA 6.625% Notes”) and to solicit consents (the “Consents”) to effectuate amendments to the indenture governing the IEA 6.625% Notes to eliminate or modify substantially all of the restrictive covenants and provisions and related events of default therein. As of the date of this prospectus supplement, the aggregate outstanding principal amount of IEA 6.625% Notes is $225,116,000. The Tender Offer is expected to expire at 5:00 p.m., Eastern Time, on July 5, 2024, unless extended.

Under the terms of the Tender Offer, IEA LLC is offering to pay tendering holders a cash purchase price of $1,000 per $1,000 principal amount of IEA 6.625% Notes (or $950 per $1,000 principal amount of IEA 6.625% Notes, in the case of tenders after the early tender deadline), plus accrued and unpaid interest from the last interest payment date for such notes to, but excluding, the applicable settlement date. Pursuant to the terms of the Tender Offer, holders who tender their IEA 6.625% Notes will be deemed to have delivered a corresponding Consent.

We intend to use the net proceeds of this offering (i) subject to the terms and conditions of the Tender Offer, to purchase the IEA 6.625% Notes that are validly tendered and not validly withdrawn and accepted for purchase pursuant to the Tender Offer, (ii) to repay some or all of the term loans outstanding under our Three-Year Term Loan Facility and (iii) to pay related fees and expenses. We intend to use any remaining net proceeds thereafter to repay a portion of our Senior Credit Facility and/or for general corporate purposes. Prior to the consummation of the Tender Offer, the net proceeds may be used for general corporate purposes, including the temporary repayment of a portion of our existing revolving credit facility under our Senior Credit Facility.

The offering to which this prospectus supplement relates is not conditioned upon the completion of the Tender Offer. However, the Tender Offer is subject to a number of conditions that may be waived or changed. IEA LLC is permitted, subject to applicable law, to amend, extend, terminate or withdraw the Tender Offer, and there can be no assurance that IEA LLC will consummate the Tender Offer on the terms described herein or at all.

The foregoing description of the Tender Offer is provided for informational purposes only, and this prospectus supplement does not constitute an offer to buy or the solicitation of an offer to sell any securities subject to the Tender Offer.

Certain of the underwriters or their respective affiliates may hold a portion of the IEA 6.625% Notes, and certain of the underwriters or their respective affiliates are lenders under our Senior Credit Facility and/or the Three-Year Term Loan Facility. As a result, such underwriters or such affiliates of the underwriters may receive a portion of the proceeds from this offering to the extent such proceeds are used to repurchase IEA 6.625% Notes or to repay borrowings under our Senior Credit Facility or the Three-Year Term Loan Facility. In addition, J.P. Morgan Securities LLC is acting as the dealer manager in the Tender Offer. See “Underwriting (Conflicts of Interest).”

The Offering

The following summary contains basic information about the notes and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the notes, see “Description of Notes” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus. Capitalized terms not otherwise defined herein shall have the same meanings given to them in the “Description of Notes” section of this prospectus supplement. In the following summary, all references to “MasTec,” “we,” “us” and “our” refer only to MasTec, Inc. and not to any of its subsidiaries.

Issuer	MasTec, Inc., a Florida corporation.

Securities Offered	$ aggregate principal amount of % Senior Notes due 20 .

Maturity Date	, 20 .

Interest Rate; Interest Rate Adjustment

The notes will bear interest at a rate of     % per annum.

The interest rate on the notes will be subject to adjustment based on certain credit rating events. See “Description of Notes—Interest Rate Adjustment of the Notes Based on Certain Credit Rating Events.”

Interest Payment Dates	The notes will bear interest from , 2024, payable semi-annually in arrears on and of each year, commencing , 2024.

Ranking

The notes will:

•  be general senior unsecured obligations of MasTec;

•  rank equal in right of payment with all existing and future senior unsecured indebtedness of MasTec;

•  rank senior in right of payment to any future subordinated indebtedness of MasTec;

•  be effectively subordinated to all secured indebtedness of MasTec, to the extent of the value of the assets securing such indebtedness; and

•  be structurally subordinated to all of the liabilities of the subsidiaries of MasTec, including trade payables and any outstanding IEA 6.625% Notes.

As of March 31, 2024, on an as adjusted basis after giving effect to this offering and the application of the net proceeds therefrom, assuming that 100% of the IEA 6.625% Notes are tendered prior to the early tender deadline and repurchased in the Tender Offer, (i) we would have had approximately $     million of outstanding debt, including the notes, of which $354.9 million would have been secured and that would have ranked effectively senior to the notes to the extent of the assets securing such debt, and we would have had approximately $     million of undrawn borrowing capacity under our revolving credit facility under the Senior Credit Facility (after giving effect to approximately $63.7 million of outstanding letters of credit) that would rank equally with the notes if borrowed and (ii) our subsidiaries would have had approximately $3.7 billion of total liabilities outstanding (including trade payables) to which the notes would have been structurally subordinated.

Optional Redemption	Prior to , 20 ( months prior to maturity), we may redeem the notes at our option, in whole or in part, at any time and from time to time, at the applicable make-whole premium redemption price described under “Description of Notes—Optional Redemption.” On and after , 20 ( months prior to maturity), we may redeem the notes at our option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed, plus any accrued and unpaid interest on the notes being redeemed to, but excluding, the redemption date. See “Description of Notes—Optional Redemption.”

No Guarantees

The notes will not be guaranteed by any of MasTec’s subsidiaries.

As of March 31, 2024, on an as adjusted basis after giving effect to this offering and the application of the net proceeds therefrom, assuming 100% of the IEA 6.625% Notes are tendered prior to the early tender deadline and repurchased in the Tender Offer, our subsidiaries would have had approximately $3.7 billion of total liabilities outstanding (including trade payables) to which the notes would have been structurally subordinated.

Covenants

The indenture and related supplemental indenture governing the notes contain covenants limiting our and our Restricted Subsidiaries’ ability to:

•  incur liens securing debt;

•  enter into sale and leaseback transactions; and

•  consolidate or merge with, or convey, transfer or lease all or substantially all our assets to, another person.

However, each of these covenants is subject to a number of significant exceptions. You should read “Description of Notes—Certain Covenants” for more information regarding these covenants.

Change of Control Triggering Event	If a Change of Control Triggering Event (as defined in “Description of Notes—Purchase upon a Change of Control Triggering Event”) occurs, except to the extent we have exercised our right to redeem all of the notes, you will have the right to require us to purchase all or any portion of your notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest, if any, to, but excluding, the purchase date. See “Description of Notes—Purchase upon a Change of Control Triggering Event.”

Form and Denomination of Notes	The notes will be issued in fully registered form and will be represented by global certificates which will be deposited with, or on behalf of, The Depository Trust Company or its nominee. The notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. See “Description of Notes—Principal Amount and Maturity” and “Description of Notes—Book-Entry System.”

Absence of Established Market for Notes

The notes will be a new issue of securities for which there is no established market. Accordingly, there can be no assurance that a market for the notes will develop or as to the liquidity of any market that may develop. The underwriters have advised us that they currently intend to make a market in the notes. However, they are not obligated to do so, and any market making with respect to the notes may be discontinued without notice.

We do not intend to apply for listing of the notes on any securities exchange or for inclusion of the notes on any automated dealer quotation system.

Use of Proceeds

We estimate that our net proceeds from the issuance and sale of the notes will be approximately $  . We intend to use the net proceeds from this offering (i) subject to the terms and conditions of the Tender Offer, to purchase the IEA 6.625% Notes that are validly tendered and not validly withdrawn and accepted for purchase pursuant to the Tender Offer, (ii) to repay some or all of the term loans outstanding under our Three-Year Term Loan Facility and (iii) to pay related fees and expenses. We intend to use any remaining net proceeds thereafter to repay a portion of our Senior Credit Facility and/or for general corporate purposes. Prior to the consummation of the Tender Offer, the net proceeds may be used for general corporate purposes, including the temporary repayment of a portion of the revolving credit facility under our Senior Credit Facility.

See “Use of Proceeds.”

Conflicts of Interest	Certain of the underwriters or their respective affiliates may hold a portion of the IEA 6.625% Notes, and certain of the underwriters or their respective affiliates are lenders under our Senior Credit Facility and/or the Three-Year Term Loan Facility. As a result, such underwriters or such affiliates of the underwriters may receive a portion of the proceeds from this offering to the extent such proceeds are used to repurchase IEA 6.625% Notes or to repay borrowings under our Senior Credit Facility or the Three-Year Term Loan Facility. See “Use of Proceeds.” Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. Because the notes to be offered will be rated investment grade, pursuant to Rule 5121, the appointment of a qualified independent underwriter is not necessary. Underwriters subject to Rule 5121 will not confirm sales of the notes to any account over which they exercise discretionary authority without the prior written approval of the customer.

Trustee	U.S. Bank Trust Company, National Association.

Governing Law	New York.

Risk Factors	Investing in the notes involves certain risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement and on page 3 of the accompanying prospectus for a description of certain risks you should consider before investing in the notes.

RISK FACTORS

You should carefully consider each of the following risks, the risks discussed under the heading “Risk Factors” in the accompanying prospectus and all of the information set forth or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risks described in our 2023 Annual Report in Item 1A. “Risk Factors,” and any other documents we file with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus before investing in the notes. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and aversely affect our business operations. Any of the following risk factors or any of those incorporated by reference herein could materially adversely affect our business, financial condition or results of operations. In such case, you may lose all or part of your original investment.

Risks Relating to the Notes

We have a significant amount of debt, which may increase as a result of this offering. Our substantial indebtedness could adversely affect our business, financial condition and results of operations and our ability to meet our payment obligations under the notes and our other debt.

We have a significant amount of debt and substantial debt service requirements. As of March 31, 2024, as adjusted for this offering and the application of the net proceeds therefrom, assuming that 100% of the IEA 6.625% Notes are tendered prior to the early tender deadline and repurchased in the Tender Offer, we would have had approximately $    million of outstanding debt, of which $354.9 million would have been secured and that would have ranked effectively senior to the notes to the extent of the assets securing such debt, and we would have had $    million of undrawn borrowing capacity under the revolving credit facility under the Senior Credit Facility (after giving effect to approximately $63.7 million of outstanding letters of credit) that would rank equally with the notes if borrowed. This level of debt could have significant consequences on our future operations, including:

•	making it more difficult for us to meet our payment and other obligations under the notes and our other outstanding debt;

•

resulting in an event of default if we fail to comply with the financial and other restrictive covenants contained in our debt agreements, which event of default could result in all of our debt becoming immediately due and payable;

•

reducing the availability of our cash flows to fund working capital, capital expenditures, acquisitions or strategic investments, dividends and other general corporate purposes, and limiting our ability to obtain additional financing for these purposes;

•	subjecting us to the risk of increasing interest expense on variable rate indebtedness, including borrowings under our Senior Credit Facility and 2022 Term Loan Facility;

•	limiting our flexibility in planning for, or reacting to, and increasing our vulnerability to, changes in our business, the industry in which we operate and the general economy;

•	limiting our ability to pursue business opportunities that become available to us; and

•	placing us at a competitive disadvantage compared to our competitors that have less debt or are less leveraged.

Any of the above-listed factors could have an adverse effect on our business, financial condition and results of operations and our ability to meet our payment obligations under the notes and our other debt.

Servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our operations to pay our indebtedness.

Our ability to generate cash in order to make scheduled payments of the principal of, to pay interest on or to refinance our indebtedness, including the notes, depends on our future performance, which is subject to economic, financial, competitive, legislative, regulatory and other factors beyond our control. In addition, our ability to borrow funds in the future to make payments on our debt will depend on the satisfaction of the covenants in our Senior Credit Facility, 2022 Term Loan Facility and our other financing agreements, including the indenture and related supplemental indenture governing the notes, and other agreements we may enter into in the future. Specifically, under our Senior Credit Facility and our 2022 Term Loan Facility, we will need to maintain certain financial ratios. Our business may not continue to generate sufficient cash flow from operations in the future, and future borrowings may not be available to us under our Senior Credit Facility or from other sources in an amount sufficient to service our indebtedness, including the notes, to make necessary capital expenditures or to fund our other liquidity needs. If we are unable to generate cash from our operations or through borrowings, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly unfavorable. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations, including the notes.

We may incur substantial additional indebtedness, including debt ranking effectively senior to the notes, which could further exacerbate the risks associated with our substantial indebtedness.

Subject to the restrictions in our existing and future debt agreements, we and our subsidiaries may be able to incur additional indebtedness, including secured debt ranking effectively senior to the notes, in the future. In addition, the indenture and related supplemental indenture governing the notes will not contain restrictions on the incurrence of additional unsecured debt. Although our existing debt agreements, including the Senior Credit Facility and the 2022 Term Loan Facility, contain restrictions on the incurrence of additional debt, these restrictions are subject to a number of significant qualifications and exceptions, and any additional debt incurred could be substantial. In particular, the agreement governing the Senior Credit Facility provides for the ability, on a non-committed basis, to increase the revolving commitments and term loans thereunder in an unlimited amount as long as such increases are otherwise made in compliance with the Senior Credit Facility. If new debt is added to our and our subsidiaries’ existing debt levels, the related risks we now face would increase. If we incur any additional debt that ranks equally with the notes, the holders thereof will be entitled to share ratably with you in any proceeds distributed in connection with our insolvency, liquidation, reorganization, dissolution or other winding up. This may have the effect of reducing the amount of such distributed proceeds paid to you. These restrictions also will not prevent us from incurring obligations that do not constitute debt. Any such incurrence of additional debt may increase the risks created by our current substantial debt.

The notes will be effectively subordinated to all existing and future secured indebtedness of us and our subsidiaries.

The notes will not be secured by any of our assets or the assets of our subsidiaries. As a result, the notes will be effectively subordinated to any secured debt we or our subsidiaries may incur to the extent of the value of the assets securing such debt. As of March 31, 2024, on an as adjusted basis after giving effect to this offering and the application of the net proceeds therefrom, assuming 100% of the IEA 6.625% Notes are tendered prior to the early tender deadline and repurchased in the Tender Offer, we would have had approximately $    million of outstanding indebtedness, of which $354.9 million would have been secured. In any liquidation, dissolution, bankruptcy or other similar proceeding, holders of our secured debt may assert rights against any assets securing such debt in order to receive full payment of their debt before those assets may be used to pay the holders of the notes. To the extent that such assets cannot satisfy in full our secured debt, the holders of such secured debt would have a claim for any shortfall that would rank equally in right of payment with the notes. In such an event, we may not have sufficient assets remaining to pay amounts due on any or all of the notes. If new secured indebtedness is added to our current debt levels, the related risks we could face would be magnified.

The notes will be structurally subordinated to all existing and future obligations of our subsidiaries.

The notes will not be guaranteed by any of our subsidiaries. Consequently, the notes will be structurally subordinated to any debt and other liabilities of our subsidiaries, including trade payables, and the claims of creditors of our subsidiaries will have priority as to the assets and cash flows of our subsidiaries. Because the notes will not be guaranteed by our subsidiaries, noteholders will not have direct access to the assets of our subsidiaries unless these assets are transferred by dividend or otherwise to us. The ability of our subsidiaries to pay dividends or otherwise transfer assets to us is subject to various restrictions under applicable law and may also be subject to existing or future contractual restrictions. As of March 31, 2024, on an as adjusted basis after giving effect to this offering and the application of the net proceeds therefrom, assuming 100% of the IEA 6.625% Notes are tendered prior to the early tender deadline and repurchased in the Tender Offer, our subsidiaries would have had approximately $3.7 billion of total liabilities (including trade payables) outstanding.

We are a holding company, and we may not have access to the cash flow and other assets of its subsidiaries that may be needed to make payments on the notes.

We are a holding company and we conduct substantially all of our operations through our subsidiaries. Consequently, we do not have any income from operations and do not expect to generate income from operations in the future. As a result, our ability to meet our debt service obligations, including our obligations under the notes, substantially depends upon our subsidiaries’ earnings, cash flows and business operations and payment of funds to us by our subsidiaries in the form of dividends, loans, advances or other payments. In addition, the payment of dividends or the making of loans, advances or other payments to us may be subject to regulatory or contractual restrictions. Our right to receive any assets of any of our subsidiaries upon their liquidation or reorganization, and therefore the right of the holders of the notes to participate in the profits or a distribution of those assets, will be structurally subordinated to the claims of that subsidiary’s creditors, including trade creditors.

The agreements governing our debt, including our existing Senior Credit Facility and 2022 Term Loan Facility and the indentures governing our existing notes, contain various covenants that impose restrictions on us that may affect our ability to operate our business and to make payments on the notes.

The agreements governing our existing debt impose, and future financing agreements may impose, operating and financial restrictions on our activities. These restrictions require us to comply with or maintain certain financial tests and ratios and limit our ability to, among other things:

•	grant liens on our assets;

•	incur indebtedness;

•	enter into sale and leaseback transactions;

•	dispose of assets;

•	make certain restricted payments;

•	make certain investments;

•	engage in transactions with affiliates; and

•	engage in acquisitions, mergers or consolidations or the sale of all or substantially all of our assets.

These restrictions on our ability to operate our business could seriously harm our business by, among other things, limiting our ability to take advantage of financing, merger and acquisition, tax and other corporate opportunities.

Various risks, uncertainties and events beyond our control could affect our ability to comply with these covenants and maintain these financial tests and ratios. Failure to comply with any of the covenants in our existing or future financing agreements could result in a default under those agreements and under other agreements containing cross-default provisions. A default could permit lenders to accelerate the maturity for the debt under these agreements and to foreclose upon any collateral securing the debt. Under these circumstances, we might not have sufficient funds or other resources to satisfy all of our obligations, including our obligations under the notes. In addition, the limitations imposed by financing agreements on our ability to incur additional debt and to take other actions might significantly impair our ability to obtain other financing.

The limited covenants in the indenture and related supplemental indenture governing the notes may not provide protection against some events or developments that may affect the trading prices for the notes or our ability to repay the notes.

The indenture and related supplemental indenture governing the notes do not:

•

require us to maintain financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity and, accordingly, do not protect holders of the notes in the event that we experience significant adverse changes in our financial condition or results of operations;

•	limit our ability to incur unsecured indebtedness;

•	limit our subsidiaries’ ability to incur indebtedness or other obligations that would rank structurally senior to the notes;

•	restrict our ability to repurchase or prepay our securities; or

•	restrict our ability to make investments or to repurchase or pay dividends or make other payments in respect of our common stock or other securities ranking junior in right of payment to the notes.

In addition, the indenture and the related supplemental indenture only limit our and our Restricted Subsidiaries’ ability to incur liens securing debt to the extent such liens are on any Principal Property or any shares of stock of or any indebtedness of any Restricted Subsidiary, and only limit our and our Restricted Subsidiaries’ ability to enter into Sale/Leaseback Transactions with respect to Principal Property. As of the date of this prospectus supplement, neither we nor any of our subsidiaries own any Principal Property. Furthermore, none of our joint ventures are subject to the restrictive covenants in the notes or in the indenture and related supplemental indenture governing the notes. For these reasons, you should not consider the covenants in the indenture and related supplemental indenture governing the notes as a significant factor in evaluating whether to invest in the notes.

We may not be able to purchase the outstanding notes upon a Change of Control Triggering Event.

Upon the occurrence of a “Change of Control Triggering Event” (as defined in “Description of Notes—Purchase upon a Change of Control Triggering Event”), unless we have exercised our right to redeem all of the outstanding notes as described under “Description of Notes—Optional Redemption,” each holder of the notes will have the right to require us to purchase all or any part of such holder’s outstanding notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase. If we experience a Change of Control Triggering Event, there can be no assurance that we would have sufficient financial resources available to satisfy our obligations to purchase the notes. In addition, our ability to purchase the notes for cash may be limited by the terms of other agreements relating to our indebtedness outstanding at the time. Our failure to purchase the notes as required under the terms of the notes would result in a default under the notes, which could have material adverse consequences for us and the holders of the notes. See “Description of Notes—Purchase upon a Change of Control Triggering Event.”

Our credit ratings may not reflect all risks of your investment in the notes.

Our debt currently has an investment grade credit rating, but there can be no assurance that any rating assigned by the rating agencies will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if warranted, in that rating agency’s judgment, by future circumstances relating to the basis of the rating, such as adverse changes in our business, the economy or financial markets, among others. The rating agencies also evaluate our industry as a whole and may change their ratings for us based on their overall view of our industry. A negative change in our ratings could have an adverse effect on the price of the notes and may increase our future borrowing costs and reduce access to capital, which could have a materially adverse impact on our financial condition and results of operations.

An active trading market for the notes may not develop or be sustained.

The notes are a new issue of securities with no established trading market. We do not intend to apply for the listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. Although the underwriters have advised us that they presently intend to make a market in the notes after completion of the offering as permitted by applicable law, they have no obligation to do so, and such market-making activities may be discontinued at any time without notice. In addition, the liquidity of the trading market of the notes and the market price quoted for the notes may be adversely affected by changes in the overall market for securities and by changes in our financial performance or prospects or the financial performance or prospects of companies in our industry. We cannot assure the liquidity of the trading markets for the notes or that active public trading markets for the notes will develop or be sustained. If active public trading markets for the notes are not developed or sustained, the market prices and liquidity of the notes may be adversely affected and holders of the notes may experience difficulty in reselling, or an inability to sell, the notes. You may not be able to resell your notes at their fair market value or at all. If a trading market develops for the notes, future trading prices of the notes will depend on many factors, including, among other things, prevailing interest rates, our operating results, the liquidity of the market for the notes, the market for similar securities and other factors, including our financial condition and prospects and the financial condition and prospects for companies in our industry. Any such trading market for the notes may be discontinued at any time.

The market prices of the notes may be volatile.

The market prices of the notes will depend on many factors, including, but not limited to, the following:

•	ratings of our debt securities assigned by rating agencies;

•	the time remaining until maturity of the notes;

•	the prevailing interest rates being paid by other companies similar to us;

•	our results of operations, financial condition and prospects; and

•	the condition of the financial markets.

The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the notes. In general, as market interest rates rise, debt securities bearing interest at fixed rates of interest decline in value. Consequently, if market interest rates increase, the market value of the notes may decline. We cannot predict the future level of market interest rates.

Redemption may adversely affect your return on the notes.

We may redeem all or a portion of the notes at our option at any time or from time to time at the applicable redemption price in the circumstances described in this prospectus supplement. Any such redemption may occur prior to maturity. If we redeem the notes in such circumstances, you may not be able to reinvest the redemption proceeds in securities offering a comparable yield. See “Description of Notes—Optional Redemption.”

If we default on our obligations to pay our indebtedness, we may not be able to make payments on the notes.

If there is any default under the agreements governing our indebtedness, including the Senior Credit Facility, the 2022 Term Loan Facility, the 4.50% Notes, the MasTec 6.625% Notes or any outstanding IEA 6.625% Notes, that is not waived by the required lenders or noteholders, the remedies sought by the holders of such indebtedness could result in our being unable to pay principal, premium, if any, and interest on the notes, which could cause a substantial decrease in the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness, we could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, if any; the lenders under our credit facilities could elect to terminate their commitments thereunder, cease making further loans and institute foreclosure proceedings against our assets; and we could be forced into bankruptcy or liquidation. If our operating performance declines, we may in the future need to obtain waivers from the required lenders under our credit facilities to avoid being in default. If such waivers were not obtained, we would be in default under our credit facilities, the lenders could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation.

USE OF PROCEEDS

We estimate that our net proceeds from the issuance and sale of the notes will be approximately $     after deducting underwriters’ discounts and estimated offering expenses payable by us. We intend to use the net proceeds from this offering (i) subject to the terms and conditions of the Tender Offer, to purchase the IEA 6.625% Notes that are validly tendered and not validly withdrawn and accepted for purchase pursuant to the Tender Offer, (ii) to repay some or all of the term loans outstanding under our Three-Year Term Loan Facility and (iii) to pay related fees and expenses. We intend to use any remaining net proceeds thereafter to repay a portion of our Senior Credit Facility and/or for general corporate purposes. Prior to the consummation of the Tender Offer, the net proceeds may be used for general corporate purposes, including the temporary repayment of a portion of the revolving credit facility under our Senior Credit Facility.

The IEA 6.625% Notes bear interest at a rate of 6.625% per annum and mature on August 15, 2029.

As of March 31, 2024, our Three-Year Term Loan Facility accrued interest at a weighted average annual rate of approximately 6.80%, and matures on October 7, 2025.

As of March 31, 2024, our existing revolving credit facility under our Senior Credit Facility accrued interest at a weighted average annual rate of approximately 6.80%, and matures on November 1, 2026.

As of March 31, 2024, our term loan under our Senior Credit Facility accrued interest at a weighted average annual rate of approximately 6.80%, and matures on November 1, 2026.

Certain of the underwriters or their respective affiliates may hold a portion of the IEA 6.625% Notes, and certain of the underwriters or their respective affiliates are lenders under our Senior Credit Facility and/or the Three-Year Term Loan Facility. As a result, such underwriters or such affiliates of the underwriters may receive a portion of the proceeds from this offering to the extent such proceeds are used to repurchase IEA 6.625% Notes or to repay borrowings under our Senior Credit Facility or the Three-Year Term Loan Facility. See “Underwriting (Conflicts of Interest).”

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and our capitalization as of March 31, 2024:

•	on an actual basis; and

•

on an as adjusted basis to give effect to the issuance and sale of the notes offered hereby and the application of the net proceeds therefrom, assuming that 100% of the IEA 6.625% Notes are tendered prior to the early tender deadline and repurchased in the Tender Offer.

In addition to the section “Use of Proceeds,” you should read the data set forth in the table below in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical consolidated financial statements and related notes included in the 2023 Annual Report and the Q1 Quarterly Report, each of which is incorporated by reference in this prospectus supplement.

	As of March 31, 2024
	Actual	As adjusted (d)

	(in millions)
Cash and cash equivalents	$249.3	$

Senior Credit Facility (a):
Revolving loans	$455.0	$
Term loan	339.1
2022 Term Loan Facility
Three-Year Term Loan Facility	400.0
Five-Year Term Loan Facility	296.3
4.50% Senior Notes	600.0
MasTec 6.625% Notes (b)	74.9
IEA 6.625% Notes (c)	225.1
% Senior notes due 20 offered hereby	—
Finance lease and other obligations	354.9

Total debt obligations	2,745.3
Total shareholders’ equity	2,690.0
Total capitalization	$5,435.3	$

(a)

As of March 31, 2024, on an actual basis, we had approximately $1,381.3 million of undrawn borrowing capacity under our revolving credit facility under the Senior Credit Facility (after giving effect to approximately $63.7 million of outstanding letters of credit). On an as adjusted basis, we would have had approximately $    million of undrawn borrowing capacity under our revolving credit facility under the Senior Credit Facility (after giving effect to approximately $63.7 million of outstanding letters of credit).

(b)	Reflects aggregate principal amount. As of March 31, 2024, the aggregate carrying amount of the MasTec 6.625% Notes totaled $71.1 million.
(c)	Reflects aggregate principal amount. As of March 31, 2024, the aggregate carrying amount of the IEA 6.625% Notes totaled $213.8 million.
(d)

The “As adjusted” column assumes that all IEA 6.625% Notes are validly tendered prior to the early tender deadline and repurchased in the Tender Offer and that the remainder of the net proceeds from this offering are used to repay some or all of the term loans outstanding under our Three-Year Term Loan Facility and related fees and expenses. We intend to use any remaining net proceeds thereafter to pay a portion of our Senior Credit Facility and/or for general corporate purposes, which is not reflected in the “As adjusted” column. Prior to the consummation of the Tender Offer, the net proceeds may be used for general corporate purposes, including the temporary repayment of a portion of the revolving credit facility under our Senior Credit Facility. See “Use of Proceeds.”

DESCRIPTION OF NOTES

The following description of the particular terms of the notes offered hereby (referred to in the accompanying prospectus as “debt securities”) supplements and, to the extent inconsistent therewith, supersedes the description of the general terms and provisions of debt securities set forth in the accompanying prospectus. Capitalized terms not otherwise defined herein shall have the meanings given to them in the accompanying prospectus. In this description, all references to the “Company,” “we,” “us” and “our” refer only to MasTec, Inc. and not to any of its subsidiaries. Unless otherwise indicated or unless the context requires otherwise, references to the “indenture” governing the notes refer to the base indenture (as defined below) as supplemented by the supplemental indenture (as defined below).

General

The notes will be issued under the indenture, dated as of June 5, 2009 (the “base indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), as to be supplemented and amended by the twenty-first supplemental indenture, to be dated as of the Issue Date (the “supplemental indenture”), between the Company and the Trustee.

The indenture is subject to, and is governed by, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the terms of the notes include those made part of the indenture by reference to the Trust Indenture Act. The following description and the description in the accompanying prospectus do not purport to be complete and are subject, and qualified in their entirety by reference, to the Trust Indenture Act and all the provisions of the notes and the indenture. We urge you to read the indenture because it, and not this description, defines your rights as a holder of the notes.

Principal Amount and Maturity

We are offering $     aggregate principal amount of senior notes due 20  (the “notes”). The notes will mature on     , 20  .

The Company may, without notice to or consent of the holders or beneficial owners of the notes, from time to time issue in separate offerings additional notes in an unlimited amount having the same ranking, interest rate, maturity and other terms (except the issue date, the price to the public and, if applicable, the initial interest payment date and the date from which interest will begin to accrue) as the notes. The notes and any additional notes will constitute the same series and will be treated as a single class for all purposes under the indenture, including waivers, amendments, redemptions and offers to purchase. However, if any such additional notes are not fungible with the notes for U.S. federal income tax purposes, such additional notes will be issued with a different CUSIP number (or other applicable identifying number).

The notes will be issued only in fully registered form, without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. No service charge will be made for any registration of transfer or exchange of notes, but the Company may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

Interest

Interest on the notes will accrue at a rate of      % per annum from the Issue Date and will be payable semi-annually in arrears on      and      , commencing     , 2024, to those persons in whose names the notes are registered at the close of business on the immediately preceding      and      , whether or not a business day, as the case may be.

If any interest payment date, any redemption date, any repurchase date, the maturity date, Change of Control Payment Date or any other date on which the principal of or premium, if any, or interest on a note becomes due and payable falls on a day that is not a business day, the required payment shall be made on the next business day as if it were made on the date the payment was due, and no interest shall accrue on the amount so payable for the period from and after the interest payment date, redemption date, maturity date, Change of Control Payment Date or other date, as the case may be.

Interest Rate Adjustment of the Notes Based on Certain Credit Rating Events

The interest rate payable on the notes will be subject to adjustment from time to time if either Moody’s or S&P (or, in either case, a Substitute Rating Agency (as defined below)) downgrades (or subsequently upgrades) its rating assigned to the notes, as set forth below.

If the rating of the notes from one or both of Moody’s or S&P (or, if applicable, any Substitute Rating Agency) is decreased to a rating set forth in either of the immediately following tables, the interest rate on the notes will increase from the interest rate set forth on the cover page of this prospectus supplement by an amount equal to the sum of the percentages per annum set forth in the following tables opposite those ratings:

Moody’s Rating*	Percentage
Ba1	0.25%
Ba2	0.50%
Ba3	0.75%
B1 or below	1.00%

S&P Rating*	Percentage
BB+	0.25%
BB	0.50%
BB-	0.75%
B+ or below	1.00%

*	Including the equivalent ratings of any Substitute Rating Agency.

For purposes of making adjustments to the interest rate on the notes, the following rules of interpretation will apply:

(1)

if at any time less than two Rating Agencies provide a rating on the notes for reasons not within our control (i) we will use commercially reasonable efforts to obtain a rating on the notes from a Substitute Rating Agency for purposes of determining any increase or decrease in the interest rate on the notes pursuant to the tables above, (ii) such Substitute Rating Agency will be substituted for the last Rating Agency to provide a rating on the notes but which has since ceased to provide such rating, (iii) the relative ratings scale used by such Substitute Rating Agency to assign ratings to senior unsecured debt will be determined in good faith by an independent investment banking institution of national standing appointed by us and, for purposes of determining the applicable ratings included in the applicable table above with respect to such Substitute Rating Agency, such ratings shall be deemed to be the equivalent ratings used by Moody’s or S&P, as applicable, in such table, and (iv) the interest rate on the notes will increase or decrease, as the case may be, such that the interest rate equals the interest rate with respect to the notes set forth on the cover page of this prospectus supplement plus the appropriate percentage, if any, set forth opposite the rating from such Substitute Rating Agency in the applicable table above (taking into account the provisions of clause (iii) above) (plus any applicable percentage resulting from a decreased rating by the other Rating Agency);

(2)

for so long as only one Rating Agency (or Substitute Rating Agency, if applicable) provides a rating on the notes, any increase or decrease in the interest rate on the notes as a result of a reduction or increase in the rating by that Rating Agency shall be twice the applicable percentage set forth in the applicable table above;

(3)

if both Rating Agencies cease to provide a rating of the notes for any reason, and no Substitute Rating Agency has provided a rating on the notes, the interest rate on the notes will increase to, or remain at, as the case may be, 2.00% per annum above the interest rate on the notes set forth on the cover page of this prospectus supplement;

(4)

if Moody’s or S&P ceases to rate the notes or make a rating of the notes publicly available for reasons within our control, we will not be entitled to obtain a rating from a Substitute Rating Agency and the increase or decrease in the interest rate on the notes shall be determined in the manner described above as if either only one or no Rating Agency provides a rating on the notes, as the case may be;

(5)

each interest rate adjustment required by any decrease or increase in a rating as set forth above, whether occasioned by the action of Moody’s or S&P (or, in either case, any Substitute Rating Agency), shall be made independently of (and in addition to) any and all other interest rate adjustments occasioned by the action of the other Rating Agency;

(6)

in no event will (i) the interest rate on the notes be reduced to below the interest rate on the notes set forth on the cover page of this prospectus supplement or (ii) the total increase in the interest rate on the notes exceed 2.00% above the interest rate payable on the notes set forth on the cover page of this prospectus supplement; and

(7)	subject to clauses (3) and (4) above, no adjustment in the interest rate on the notes shall be made solely as a result of a Rating Agency ceasing to provide a rating of the notes.

If at any time the interest rate on the notes has been adjusted upward and either of the Rating Agencies subsequently increases its rating of the notes, the interest rate on the notes will again be adjusted (and decreased, if appropriate) such that the interest rate on the notes equals the original interest rate payable on the notes prior to any adjustment plus (if applicable) an amount equal to the sum of the percentages per annum set forth opposite the ratings in the tables above with respect to the ratings assigned to the notes (or deemed assigned) at that time, all calculated in accordance with the rules of interpretation set forth above. If Moody’s or any Substitute Rating Agency subsequently increases its rating on the notes to “Baa3” (or its equivalent if with respect to any Substitute Rating Agency) or higher and S&P or any Substitute Rating Agency subsequently increases its rating on the notes to “BBB-” (or its equivalent if with respect to any Substitute Rating Agency) or higher, the interest rate on the notes will be decreased to the interest rate on the notes prior to any adjustments made pursuant to this section.

Any interest rate increase or decrease described above will take effect from the first day of the interest period following the period in which a rating change occurs requiring an adjustment in the interest rate. If either Rating Agency changes its rating of the notes more than once during any particular interest period, the last such change by such Rating Agency to occur will control in the event of a conflict for purposes of determining any increase or decrease in the interest rate with respect to the notes.

The interest rate on the notes will permanently cease to be subject to any adjustment described above (notwithstanding any subsequent decrease in the ratings by either Rating Agency) if the notes become rated “Baa2” or higher by Moody’s (or its equivalent if with respect to any Substitute Rating Agency) and “BBB” or higher by S&P (or its equivalent if with respect to any Substitute Rating Agency), in each case with a stable or positive outlook.

If the interest rate on the notes is increased as described above, the term “interest,” as used with respect to the notes, will be deemed to include any such additional interest unless the context otherwise requires.

Promptly upon determination that an adjustment to the interest rate on the notes is required, we will inform the Trustee in writing of the occurrence of such adjustment and the interest rate payable for the next interest period. Absent manifest error, the determination of the interest rate by us shall be binding and conclusive on the holders, the Trustee and us.

The Trustee shall not be responsible for and makes no representation as to any act or omission of any Rating Agency or any rating with respect to the notes or the selection of a Substitute Rating Agency. The Trustee shall have no obligation to independently determine or verify if any event has occurred or notify the holders of any event dependent upon the rating of the notes, or if the rating on the notes has been changed, suspended or withdrawn by any Rating Agency.

Ranking

The notes will:

•	be general senior unsecured obligations of the Company;

•	rank equal in right of payment with all existing and future senior indebtedness of the Company;

•	rank senior in right of payment to any future subordinated indebtedness of the Company; and

•	be effectively subordinated to all secured indebtedness of the Company to the extent of the value of the assets securing such indebtedness.

The notes will be structurally subordinated to all of the liabilities, including trade payables and any outstanding IEA 6.625% Notes, of the Subsidiaries of the Company.

As of March 31, 2024, on an as adjusted basis after giving effect to this offering and the application of the net proceeds therefrom, assuming that 100% of the IEA 6.625% Notes are tendered prior to the early tender deadlines and repurchased in the Tender Offer, (i) we would have had approximately $     million of outstanding debt, including the notes, of which $354.9 million would have been secured and that would have ranked effectively senior to the notes to the extent of the assets securing such debt, and we would have had approximately $     million of undrawn borrowing capacity under our revolving credit facility under the Senior Credit Facility (after giving effect to approximately $63.7 million of outstanding letters of credit) that would rank equally with the notes if borrowed and (ii) our Subsidiaries would have had approximately $3.7 billion of total liabilities outstanding (including trade payables) to which the notes would have been structurally subordinated.

Optional Redemption

The notes will be redeemable, at our option, as set forth below.

Prior to     , 20  (     months prior to their maturity date) (the “Par Call Date”), the Company may redeem the notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus      basis points less (b) interest accrued to, but excluding, the redemption date, and

(2) 100% of the principal amount of the notes to be redeemed,

plus, in either case, accrued and unpaid interest on the principal amount being redeemed to, but excluding, the redemption date.

On or after the Par Call Date, the Company may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest on the principal amount being redeemed to, but excluding, the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than the Remaining Life and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than the Remaining Life or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If, on the third business day preceding the redemption date, H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date, but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed. Any notice may, at the Company’s discretion, be subject to the satisfaction or waiver of one or more conditions precedent. In that case, such notice shall state the nature of such conditions precedent, and, if applicable, state that the redemption date may be delayed until the conditions are satisfied or that, if the conditions are not satisfied, such redemption may not occur and the notice may be rescinded.

In the case of a partial redemption, selection of the notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair in accordance with the applicable depositary procedures and any applicable stock exchange. No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by DTC (or another depositary), the redemption of the notes shall be done in accordance with the policies and procedures of the depositary.

Unless the Company defaults in payment of the redemption price, on and after the applicable redemption date, interest will cease to accrue on the notes or portions thereof called for redemption.

In addition, the Company may at any time, and from time to time, purchase notes at any price or prices in the open market, through negotiated transactions, by tender offer or otherwise, subject to applicable law.

Purchase upon a Change of Control Triggering Event

Upon the occurrence of a Change of Control Triggering Event, each holder of the notes will have the right to require the Company to purchase all or a portion (equal to $2,000 or whole multiples of $1,000 in excess thereof) of such holder’s notes pursuant to the offer described below (the “Change of Control Offer”) at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to (but excluding) the date of purchase (the “Change of Control Payment”), subject to the right of holders of notes on the relevant record date to receive interest due on the relevant interest payment date.

Within 30 days following the date upon which the Change of Control Triggering Event occurred or, at the Company’s option, prior to any Change of Control but after the public announcement of the pending Change of Control, the Company will send, by first class mail (or with respect to global notes, to the extent permitted or required by applicable procedures or regulations of the depositary, send electronically) a notice to each holder of notes, with a copy to the Trustee, which notice will govern the terms of the Change of Control Offer. The notice will state, among other things, the purchase date, which, other than as may be required by applicable law, must be no earlier than 30 days nor later than 60 days after the date the notice is mailed or sent (and, in the case of a notice mailed or sent prior to the date of consummation of a Change of Control, no earlier than the date of the occurrence of the Change of Control), other than as may be required by law (the “Change of Control Payment Date”). The notice, if mailed or sent prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date.

On the Change of Control Payment Date, the Company will, to the extent lawful:

•	accept or cause a third party to accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

•	deposit or cause a third party to deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

•

deliver or cause to be delivered to the Trustee the notes properly accepted together with an officer’s certificate or statement signed by an officer of the Company, which need not constitute an officer’s certificate, stating the aggregate principal amount of notes or portions of notes being purchased.

The Company will not be required to make a Change of Control Offer with respect to the notes if (i) a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Company and such third party purchases all the notes properly tendered and not withdrawn under such third party’s offer, (ii) a notice of redemption has been given to holders with respect to the redemption of all outstanding notes in accordance with the terms of the indenture, unless and until there is a default in payment of the redemption price, or (iii) in connection with or in contemplation of any Change of Control, the Company has made an offer to purchase (an “Alternate Offer”) any and all notes validly tendered at a cash price equal to or higher than the Change of Control Payment and has purchased all notes properly tendered in accordance with the terms of such Alternate Offer.

The Company will comply in all material respects with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the purchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the notes, the Company will comply with those securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Offer provisions of the notes or the indenture by virtue of any such conflict.

For purposes of the foregoing discussion of a Change of Control Offer, the following definitions are applicable:

“Change of Control” means:

1.

such time as the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Issue Date), other than one or more Permitted Holders or a Parent Entity, that is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 of the Exchange Act as in effect on the Issue Date) of more than 50% of the total voting power of the Voting Stock of the Company; provided that (x) so long as the Company is or becomes a Subsidiary of any Parent Entity, no person shall be deemed to be or become a beneficial owner of more than 50% of the total voting power of the Voting Stock of the Company unless such person shall be or become a beneficial owner of more than 50% of the total voting power of the Voting Stock of such Parent Entity (other than a Parent Entity that is a Subsidiary of another Parent Entity) and (y) any Voting Stock of which any Permitted Holder is the beneficial owner shall not in any case be included in any Voting Stock of which any such person is the beneficial owner; or

2.

the sale or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to a Person (other than the Company or any of its Subsidiaries or one or more Permitted Holders) and any “person” (as defined in clause (1) above), other than one or more Permitted Holders or any Parent Entity, is or becomes the “beneficial owner” (as so defined) of more than 50% of the total voting power of the Voting Stock of the transferee Person in such sale or transfer of assets, as the case may be; provided that (x) so long as the Company is or becomes a Subsidiary of any Parent Entity, no person shall be deemed to be or become a beneficial owner of more than 50% of the total voting power of the Voting Stock of the Company unless such person shall be or become a beneficial owner of more than 50% of the total voting power of the Voting Stock of such Parent Entity (other than a Parent Entity that is a Subsidiary of another Parent Entity) and (y) any Voting Stock of which any Permitted Holder is the beneficial owner shall not in any case be included in any Voting Stock of which any such Person is the beneficial owner.

Notwithstanding the preceding or any provision of Section 13d-3 of the Exchange Act, (i) a Person or group shall not be deemed to beneficially own Voting Stock subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement, (ii) if any group includes one or more Permitted Holders, the issued and outstanding Voting Stock of the Company owned, directly or indirectly, by any Permitted Holders that are part of such group shall not be treated as being beneficially owned by such group or any other member of such group for purposes of determining whether a Change of Control has occurred, (iii) a Person or group will not be deemed to beneficially own the Voting Stock of another Person as a result of its ownership of Voting Stock or other securities of such other Person’s parent entity (or related contractual rights) unless it owns 50% or more of the total voting power of the Voting Stock entitled to vote for the election of directors of such parent entity having a majority of the aggregate votes on the board of directors (or similar body) of such parent entity and (iv) the right to acquire Voting Stock (so long as such Person does not have the right to direct the voting of the Voting Stock subject to such right) or any veto power in connection with the acquisition or disposition of Voting Stock will not cause a party to be a beneficial owner.

“Change of Control Triggering Event” means (i) the rating of the notes by both Rating Agencies is lowered at any time during the period (the “Trigger Period”) commencing on the earlier of (a) the occurrence of a Change of Control and (b) the first public announcement by us of any Change of Control (or pending Change of Control), and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following consummation of a Change of Control for so long as either Rating Agency has publicly announced that it is considering a possible ratings downgrade), and (ii) the notes are rated below Investment Grade by both Rating Agencies on any day during the Trigger Period.

Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Existing Stockholders” means (a) Jorge Mas, Jose R. Mas and any spouse or lineal descendant of Jorge Mas or Jose R. Mas or any spouse of any such lineal descendant and (b) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of the Persons referred to in clause (a).

“Holding Company” means any Person so long as such Person directly or indirectly holds 100% of the total voting power of the Voting Stock of the Company, and at the time such Person acquired such voting power, no Person and no “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any such group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) (other than any Permitted Holder), shall have beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of such Person.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s), a rating of BBB– or better by S&P (or its equivalent under any successor rating category of S&P) and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by us under the circumstances permitting us to select a replacement agency and in the manner for selecting a replacement agency, in each case as set forth in the definition of “Rating Agencies.”

“Management Stockholders” means the members of management of the Company (or any Parent Entity) or its Subsidiaries who are holders of Capital Stock of the Company or of any Parent Entity on the Issue Date.

“Moody’s” means Moody’s Investors Service, Inc., and any successor to its rating agency business.

“Parent Entity” means any direct or indirect parent of the Company.

“Permitted Holders” means, collectively, (i) the Existing Stockholders, (ii) the Management Stockholders (including any Management Stockholders holding Capital Stock through an equityholding vehicle), (iii) any Person who is acting solely as an underwriter in connection with a public or private offering of Capital Stock of any Parent Entity or the Company, acting in such capacity, (iv) any “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing, any Holding Company, Permitted Plan or any Person or group that becomes a Permitted Holder specified in the last sentence of this definition are members and any member of such group; provided that, in the case of such group and without giving effect to the existence of such group or any other group, Persons referred to in subclauses (i) through (iii), collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Company or any Parent Entity held by such group, (v) any Holding Company and (vi) any Permitted Plan. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made or waived in accordance with the requirements of the indenture, will thereafter, together with its affiliates, constitute an additional Permitted Holder.

“Permitted Plan” means any employee benefits plan of the Company or any of its affiliates and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan.

“Rating Agencies” means Moody’s and S&P; provided that if any of Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of the Company’s control, the Company may appoint another “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act as a replacement for such Rating Agency with respect to the notes (any such replacement Rating Agency, a “Substitute Rating Agency”).

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor to its rating agency business.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

The definition of “Change of Control” includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of the assets of the Company and its Subsidiaries, taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise, established definition of the phrase under applicable law. Accordingly, the applicability of the requirement that the Company offers to purchase the notes as a result of a sale, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries, taken as a whole, to another “person” may be uncertain. In addition, holders of notes may not be entitled to require the Company to purchase their notes in certain circumstances involving a significant change in the composition of the board of directors of the Company, including in connection with a proxy contest. Except as described above with respect to a Change of Control, the indenture will not contain provisions that permit the holder of any notes to require that we purchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

Mandatory Redemption; Sinking Fund

There will be no mandatory redemption or sinking fund payments for the notes. However, under certain circumstances, the Company may be required to offer to purchase the notes described under “—Purchase upon a Change of Control Triggering Event.”

Book-Entry System

Except as described in the accompanying prospectus under the heading “Description of Debt Securities—Global Debt Securities,” owners of beneficial interests in a global security will not be considered the holders thereof and will not be entitled to receive physical delivery of notes in definitive form, and no global security will be exchangeable except for another global security of like denomination and terms to be registered in the name of the depositary or its nominee.

The notes will be deposited with The Depository Trust Company, as depositary, or its custodian. The depositary has advised the Company that the depositary is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The depositary was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The depositary’s participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations some of whom (and/or their representatives) own the depositary. Access to the Depositary’s book-entry system is also available to others, such as banks, brokers, dealers, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by the depositary only through participants.

None of the Company, the Trustee or any paying agent will have any responsibility for the performance by the depositary or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Same-Day Funds Settlement System and Payment

Settlement for the notes will be made by the underwriters in immediately available funds. All payments of principal and interest will be made by the Company in immediately available funds.

The notes will trade in the depositary’s Same-Day Funds Settlement System until maturity or earlier redemption, and secondary market trading activity in the notes will therefore be required by the depositary to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the notes.

Certain Covenants

Limitation on Liens

Except as provided below, the Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or permit to exist any indebtedness for borrowed money (“Indebtedness”) secured by a Lien on any Principal Property or any shares of stock of or any Indebtedness of any Restricted Subsidiary, whether owned on the date of issuance of the notes or thereafter acquired, unless the Company substantially contemporaneously secures the notes equally and ratably with (or prior to) such Indebtedness until such time as such Indebtedness is no longer secured by a Lien on any Principal Property or any shares of stock of or any Indebtedness of any Restricted Subsidiary, except that the foregoing restrictions shall not apply to Indebtedness secured by:

1.

Liens on any property, shares of stock or Indebtedness of any Person existing at the time such Person becomes a Restricted Subsidiary; provided that any such Lien does not extend to or cover any property or assets of the Company or any Restricted Subsidiary of the Company other than the property, shares of stock or Indebtedness acquired;

2.

Liens on any property, shares of stock or Indebtedness existing at the time of acquisition of such property, stock or Indebtedness by the Company or a Restricted Subsidiary; provided that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition;

3.

Liens to secure (i) the payment of all or any part of the price of acquisition, construction, alteration, expansion, repair or improvement of property, assets or stock by the Company or a Restricted Subsidiary, (ii) any Indebtedness incurred by the Company or a Restricted Subsidiary prior to, at the time of or within one year after the later of the acquisition or completion of construction, alteration, expansion, repair or improvement of such property (including any improvements on an existing property), which Indebtedness is incurred for the purpose of financing all or any part of the purchase price thereof or construction, alteration, expansion, repair or improvements thereon or (iii) any other Finance Lease Obligation; provided that, in the case of any such acquisition, construction, alteration, expansion, repair, improvement or Finance Lease Obligation, the Lien shall not apply to any property theretofore owned by the Company or a Restricted Subsidiary, other than, in the case of any such construction, alteration, expansion, repair, improvement or Finance Lease Obligation, any theretofore substantially unimproved real property on which the property or improvement so constructed is located;

4.	Liens securing Indebtedness of the Company or a Restricted Subsidiary owing to the Company, a Restricted Subsidiary or a wholly-owned Subsidiary;

5.

Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a Person as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary; provided that any such Lien does not extend to or cover any property of the Company or any Restricted Subsidiary of the Company other than the property acquired;

6.

Liens on property of the Company or a Restricted Subsidiary in favor of the United States or any state thereof, or any department, agency or instrumentality or political subdivision of the United States or any state thereof, or in favor of any other country or any political subdivision thereof, or any department, agency or instrumentality of such country or political subdivision, to secure partial, progress, advance or other payments or performance pursuant to any contract or statute or to secure any Indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Liens;

7.	Liens existing as of, or provided for under the terms of agreements existing as of, the Issue Date;

8.	Liens resulting from the deposit of funds or evidences of Indebtedness in trust for the purpose of defeasing Indebtedness of the Company or any of its Restricted Subsidiaries;

9.

Liens upon specific items of inventory or other goods and proceeds of the Company or any of its Restricted Subsidiaries securing the Company’s or such Restricted Subsidiary’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

10.

Any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Liens referred to in clauses (1) through (9) above; provided, however, that the principal amount of Indebtedness so secured shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement (plus, in each case, the aggregate amount of premiums, other payments, costs and expenses related to any refinancing, refunding, extension, renewal or replacement of such Indebtedness), and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the Liens so extended, renewed or replaced (plus improvements and construction on such property);

11.

Liens securing the payment of taxes, special assessments, governmental charges or claims (i) which are not overdue for a period of more than sixty days or (ii)(x) the validity of which is being contested by the Person being charged in good faith by appropriate proceedings, and (y) as to which it has set aside on its books adequate reserves to the extent required by GAAP;

12.

deposits, pledges or Liens on or securing property or shares of stock under workers’ compensation, unemployment insurance and social security laws or similar obligations, or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money), leases, bankers’ acceptances or completion guarantees, or to secure statutory or regulatory obligations or surety or appeal bonds and related indemnification obligations in respect thereof, government contracts, performance and return-of-money bonds and other obligations of a similar nature, or to secure indemnity, performance or other similar bonds in the ordinary course of business;

13.

any attachment Lien being contested in good faith and by proceedings promptly initiated and diligently conducted, unless the attachment giving rise thereto will not, within sixty days after the entry thereof, have been discharged or fully bonded or will not have been discharged within sixty days after the termination of any such bond;

14.

any Lien securing or arising from the rendering of a final judgment, decree, award or order unless (i) the judgment, decree, award or order it secures will not, within sixty days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or will not have been discharged within sixty days after the expiration of any such stay or (ii) the judgment, decree, award or order it secures results in an Event of Default;

15.

easements, rights-of-way, zoning restrictions, servitudes, encroachments, title defects or other irregularities, and servicing agreements, development agreements, site plan agreements, subdivision agreements, facilities sharing agreements, cost sharing agreements and other agreements, and other restrictions, charges or encumbrances not materially interfering with the ordinary conduct of the business;

16.

any statutory or governmental Lien or a Lien arising by operation of law, or any mechanics’, repairmen’s, materialmen’s, supplier’s, carrier’s, landlord’s, warehousemen’s, construction contractor’s or similar Lien or pursuant to customary reservations or retentions of title in each case for sums not yet overdue for a period of more than sixty days or that are bonded or being contested in good faith by appropriate proceedings and any undetermined Lien that is incidental to construction, development, improvement or repair;

17.

leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Subsidiaries, taken as a whole, and any Lien of a lessor in the property subject to any operating lease or short-term rental;

18.	Liens encumbering property or assets under construction or arising from progress or partial payments by a third party relating to such property or assets;

19.	Liens arising from filing Uniform Commercial Code financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) regarding operating leases or short-term rentals;

20.

Liens encumbering customary initial deposits and margin deposits, and other Liens that are within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under interest rate agreements, currency agreements or commodity agreements designed to protect the Company or any of its Subsidiaries from fluctuations in interest rates, currencies or the price of commodities;

21.	Liens on or sales of receivables;

22.

Liens in favor of governmental bodies to secure advance or progress payments pursuant to any contract or statute and Liens in favor of governmental bodies in connection with industrial revenue, pollution control, private activity bonds or similar financing;

23.

restrictions on dispositions of property, assets or stock to be disposed of pursuant to merger agreements, stock or asset purchase agreements and similar agreements, Liens on cash earnest money deposits made in connection with any letter of intent or purchase agreement and customary options, put and call arrangements, rights of first refusal and similar rights relating to investments in joint ventures and partnerships;

24.	Liens on machinery and equipment in favor of contract counterparties arising under contracts entered into in the ordinary course of business; provided that such Liens secure only future performance;

25.	Liens granted on or after the Issue Date on any assets or capital stock of the Company or its Subsidiaries created in favor of the holders of the notes;

26.	Liens in favor of customs and revenue authorities arising as a matter of law to secured payment of customs duties in connection with the importation of goods;

27.	licenses and sublicenses of intellectual property granted to third parties in the ordinary course of business;

28.	Liens in favor of the Company or any of its Subsidiaries;

29.

normal and customary rights of setoff upon deposits of cash in favor of banks and other depositary institutions and Liens of a collecting bank arising under the UCC on checks and other items of payment in the course of collection;

30.

Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business in accordance with past practices of the Company and its Restricted Subsidiaries prior to the Issue Date; or

31.	any amounts held by a trustee in funds and accounts under an indenture securing revenue bonds issued for the benefit of the Company or any of its Subsidiaries.

Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may, without securing the notes, create, incur, issue, assume, guarantee or permit to exist any Indebtedness secured by a Lien, other than those permitted pursuant to clauses (1) through (31) above, if, immediately after giving pro forma effect to the incurrence of such Indebtedness (and the receipt and application of the proceeds thereof) or the securing of outstanding Indebtedness, the sum of (without duplication) (i) all Indebtedness of the Company and its Restricted Subsidiaries secured by Liens (other than those Liens permitted pursuant to clauses (1) through (31) above) and (ii) all Attributable Indebtedness in respect of Sale/Leaseback Transactions with respect to any Principal Property, at the time of determination, does not exceed 15% of Consolidated Net Tangible Assets.

Limitation on Sale/Leaseback Transactions

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any Sale/Leaseback Transaction with respect to any Principal Property, unless (i) the Company or such Restricted Subsidiary would be entitled to create a Lien on such Principal Property securing Indebtedness in an amount equal to the Attributable Indebtedness with respect to such Sale/Leaseback Transaction without securing the notes pursuant to the covenant described in “—Limitation on Liens” above or (ii) the Company, within twelve months from the effective date of such Sale/Leaseback Transaction, applies to (x) the voluntary defeasance or retirement (excluding retirements of notes and other Indebtedness ranking pari passu with the notes as a result of conversions, pursuant to mandatory sinking funds or mandatory prepayment provisions or by payment at maturity) of notes or other Indebtedness ranking pari passu with the notes, (y) the acquisition, construction, development or improvement of any Principal Property used or useful in the businesses of the Company or its Subsidiaries or (z) any combination of the foregoing, an amount equal to the Attributable Indebtedness with respect to such Sale/Leaseback Transaction.

Consolidation, Merger and Sale of Assets

The Company may not consolidate with or merge with or into any person, or convey, transfer or lease all or substantially all of its assets, unless the following conditions have been satisfied:

•

either (1) the Company is the continuing Person in the case of a merger or (2) the resulting, surviving or transferee Person, if other than the Company (the “Successor Company”), is a corporation organized and existing under the laws of the United States, any State thereof or the District of Columbia and expressly assumes pursuant to a supplemental indenture all of the obligations of the Company under the notes and the indenture;

•

immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Company as a result of such transaction as having been incurred by the Successor Company or such Subsidiary at the time of such transaction), no default or Event of Default would occur or be continuing; and

•

the Company has delivered to the Trustee an officer’s certificate and an opinion of counsel (which opinion of counsel may be subject to customary assumptions, qualifications and exclusions), each stating that such consolidation, merger, or transfer and such supplemental indenture (if any) comply with the indenture.

If the Successor Company expressly assumes all of the obligations of the Company under the notes and the indenture, the Company will promptly thereafter be released from such obligations.

Reports

The indenture provides that so long as any notes are outstanding, if the Company is subject to the periodic reporting requirements of the Exchange Act, it will furnish to the Trustee and the holders (unless such reports are available on the SEC’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) system or any successor thereto) copies of the annual and quarterly reports and of the information, documents and other reports the Company is required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act within 15 days after the Company is required to file such reports with the SEC. If the Company is not subject to the periodic reporting requirements of the Exchange Act, then the Company will file with the Trustee and the holders (unless such reports are available on the EDGAR system or any successor thereto) and the SEC, in accordance with the SEC’s rules and regulations, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations. Delivery of such statements, reports, notices and other information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of the covenants in the indenture (as to which the Trustee is entitled to rely exclusively on officer’s certificates).

Certain Definitions

The following definitions, among others, are used in the indenture. Many of the definitions of terms used in the indenture have been negotiated specifically for the purposes of inclusion in the indenture and may not be consistent with the manner in which such terms are defined in other contexts. Prospective purchasers of notes are encouraged to read each of the following definitions carefully and to consider such definitions in the context in which they are used in the indenture. Capitalized terms used herein but not defined have the meanings assigned thereto in the indenture.

“Attributable Indebtedness” with respect to a Sale/Leaseback Transaction means, as of the time of determination, (i) if the obligation with respect to such Sale/Leaseback Transaction is a Finance Lease Obligation, the amount of such obligation determined in accordance with GAAP and included in the financial statements of the lessee or (ii) if the obligation with respect to such Sale/Leaseback Transaction is not a Finance Lease Obligation, the total Net Amount of Rent required to be paid by the lessee under such lease during the remaining term thereof (including any period for which the lease has been extended), discounted from the respective due dates thereof to such determination date at the rate per annum borne by the notes compounded semi-annually.

“Consolidated Net Tangible Assets” means, as of any date of determination, the sum of the amounts that would appear on a consolidated balance sheet of the Company and its Subsidiaries for the total assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, after giving effect to purchase accounting and after deducting therefrom, to the extent included in total assets, in each case as determined on a consolidated basis in accordance with GAAP (without duplication): (i) the aggregate amount of liabilities of the Company and its Subsidiaries that may properly be classified as current liabilities (including taxes accrued as estimated) (excluding the amount of those which are by their terms extendable or renewable at the option of the obligor to a date more than twelve months after the date as of which the amount is being determined); (ii) current Indebtedness and current maturities of long-term Indebtedness; (iii) minority interests in the Company’s Subsidiaries held by Persons other than the Company or a wholly-owned Subsidiary of the Company; and (iv) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items.

“Finance Lease Obligation” means an obligation that is required to be accounted for as a finance lease (and, for the avoidance of doubt, not an operating lease) for financial reporting purposes in accordance with GAAP. At the time any determination thereof is to be made, the amount of the liability in respect of a finance lease would be the amount required to be reflected as a liability on the balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“GAAP” means generally accepted accounting principles in the United States as in effect as of the date on which the notes are issued, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the indenture will be computed in conformity with GAAP consistently applied.

“Henkels & McCoy Property” means those certain properties located at 2840 Fiscus Street, Pomona, California 91766 and 985 Jolly Road, Blue Bell, Pennsylvania 19422, including any improvements now or hereafter located thereon.

“Issue Date” means the date on which the notes are originally issued under the indenture.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Net Amount of Rent” as to any lease for any period means the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease that is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as payable under such lease subsequent to the first date upon which it may be so terminated.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Principal Property” means any manufacturing plant or other similar facility (including Production Machinery and Equipment located thereon), corporate office, equipment yard, maintenance facility, training facility or warehouse owned by the Company or any Subsidiary, which is located within the United States (excluding its territories and possessions), in each case having a net book value in excess of 1% of Consolidated Net Tangible Assets other than (i) any such plant, facility or property which the Company’s Board of Directors determines in good faith is not of material importance to the total business conducted, or assets owned, by the Company and its Subsidiaries as an entirety or (ii) any portion of any such plant, facility or property which the Company’s Board of Directors determines in good faith not to be of material importance to the use or operation thereof; provided that the term “Principal Property” shall not include any direct or indirect legal, beneficial or equitable interest in the Henkels & McCoy Property. As of the date of this prospectus supplement, neither the Company nor any of its Subsidiaries owns any Principal Property.

“Production Machinery and Equipment” means production machinery and equipment in such Principal Property used directly in the production of the Company’s or any Subsidiary’s products.

“Restricted Subsidiary” means any Subsidiary of the Company, substantially all of the assets of which are located in the United States (excluding its territories and possessions) that at the time, directly or indirectly, through one or more Subsidiaries or in combination with one or more other Subsidiaries or the Company, owns a Principal Property; provided, however, that any Subsidiary that transacts any substantial portion of its business and regularly maintains any substantial portion of its fixed assets outside of the United States (excluding its territories and possessions) shall not be deemed to be a “Restricted Subsidiary.”

“Sale/Leaseback Transaction” means an arrangement relating to property owned on the date of issuance of the notes or thereafter acquired whereby the Company or any of its Restricted Subsidiaries transfers such property to a Person and the Company or any of its Restricted Subsidiaries subsequently leases such property from such Person other than (1) leases for a term, including renewals at the option of the lessee, of not more than three years, (2) leases between the Company and a Subsidiary or between Subsidiaries and (3) leases of a property executed by the time of, or within twelve months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation of such property.

“Significant Subsidiary” means, at any date of determination, any Restricted Subsidiary that, together with its Subsidiaries, (1) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated revenues of the Company and its Restricted Subsidiaries or (2) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year.

“Subsidiary” of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person; provided, however, that any Person the accounts of which are not consolidated with those of the Company in its consolidated financial statements prepared in accordance with GAAP shall not be deemed to be a “Subsidiary” of the Company.

Events of Default and Remedies

The following events will be defined as “Events of Default” in the indenture:

(1)	default in the payment of principal of (or premium, if any, on) any note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

(2)	default in the payment of interest on any note when the same becomes due and payable, and such default continues for a period of 30 days;

(3)

the Company defaults in the performance of or breaches any other covenant or agreement in the indenture or under the notes (other than a default specified in clause (1) or (2) above) and such default or breach continues for a period of 90 consecutive days after written notice by the Trustee or the holders of 25% or more in aggregate principal amount of the notes;

(4)

there occurs with respect to any Indebtedness of the Company or any Significant Subsidiary having an outstanding principal amount of $225.0 million or more in the aggregate, (i) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its stated maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration or (ii) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

(5)

a court having competent jurisdiction in the premises enters a final, non-appealable decree or order for (A) relief in respect of the Company or any Significant Subsidiary (or a group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary (or a group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) or for all or substantially all of the property and assets of the Company or any Significant Subsidiary (or such group of Restricted Subsidiaries) or (C) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary (or a group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) and, in each case, such decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or

(6)

the Company or any Significant Subsidiary (or a group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary (or a group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) or for all or substantially all of the property and assets of the Company or any Significant Subsidiary (or such group of Restricted Subsidiaries) or (C) effects any general assignment for the benefit of creditors.

If an Event of Default (other than an Event of Default specified in clause (5) or (6) above that occurs with respect to the Company) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the notes then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the holders of notes), may, and the Trustee at the request of such holders shall, declare the principal of, premium, if any, and accrued interest on the notes to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (4) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (4) shall be remedied or cured by the Company or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause (5) or (6) above occurs with respect to the Company, the principal of, premium, if any, and accrued interest on the notes then outstanding shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of notes.

The holders of at least a majority in principal amount of the outstanding notes, by written notice to the Company and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if (x) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and accrued interest on the notes that have become due solely by such declaration of acceleration, have been cured or waived and (y) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

The Holders of at least a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of holders of notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of notes. A holder of notes may not pursue any remedy with respect to the indenture or the notes unless:

(1)	the holder gives the Trustee written notice of a continuing Event of Default;

(2)	the holders of at least 25% in aggregate principal amount of outstanding notes make a written request to the Trustee to pursue the remedy;

(3)	such holder or holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

(4)	the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5)	during such 60-day period, the holders of a majority in aggregate principal amount of the outstanding notes do not give the Trustee a direction that is inconsistent with the request.

However, such limitations do not apply to the right of any holder of a note to receive payment of the principal of or premium, if any, or interest on, such note, or to bring suit for the enforcement of any such payment, on or after the due date expressed in the notes, which right shall not be impaired or affected without the consent of the holder.

Officers of the Company must certify, on or before a date not more than 90 days after the end of each fiscal year, that a review has been conducted of the activities of the Company and its Restricted Subsidiaries and the Company’s and its Restricted Subsidiaries’ performance under the indenture and that the Company and its Restricted Subsidiaries have fulfilled all obligations thereunder, or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof. The Company will also be obligated to notify the Trustee of any default or defaults in the performance of any covenants or agreements under the indenture.

Defeasance; Satisfaction and Discharge

The notes will be subject to defeasance and discharge, and the covenants set forth above under “—Purchase upon a Change of Control Triggering Event,” “—Certain Covenants—Limitation on Liens” and “—Certain Covenants—Limitation on Sale/Leaseback Transactions” and “—Certain Covenants—Consolidation, Merger and Sale of Assets” and “—Certain Covenants—Reports” will be subject to covenant defeasance, as set forth in the indenture. See “Description of Debt Securities—Discharge, Defeasance and Covenant Defeasance” in the accompanying prospectus.

CERTAIN U.S. FEDERAL TAX CONSIDERATIONS

The following summary describes certain U.S. federal income tax consequences and, in the case of a Non-U.S. Holder (as defined below), certain U.S. federal estate tax consequences, of owning and disposing of the notes. This summary does not discuss all of the aspects of U.S. federal income and estate taxation that may be relevant to you in light of your particular investment or other circumstances. This summary applies to you only if you are a beneficial owner of a note and you acquire the note for cash in this offering for a price equal to its “issue price” (i.e., the first price at which a substantial amount of the notes is sold for money to investors, other than to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), and you hold the note as a capital asset (generally, investment property).

This summary does not address special U.S. federal income or estate tax rules that may be applicable to certain categories of beneficial owners of the notes, such as:

•	dealers in securities or currencies;

•	traders in securities;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	persons holding notes as part of a conversion, constructive sale, wash sale or other integrated transaction or a hedge, straddle or synthetic security;

•	persons subject to any alternative minimum tax;

•	certain U.S. expatriates or former citizens or residents of the United States;

•	financial institutions;

•	insurance companies;

•	controlled foreign corporations, passive foreign investment companies, real estate investment trusts and regulated investment companies, and shareholders of such entities;

•	entities that are tax-exempt for U.S. federal income tax purposes and retirement plans, individual retirement accounts and tax-deferred accounts;

•	pass-through entities, including partnerships and entities and arrangements classified as partnerships for U.S. federal income tax purposes, and beneficial owners of pass-through entities;

•	persons that both acquire notes in this offering and sell IEA 6.625% Notes pursuant to the Tender Offer; and

•	persons that acquire the notes for a price other than their issue price.

In addition, this summary only addresses U.S. federal income tax consequences and, in the case of Non-U.S. Holders, U.S. federal estate tax consequences, and does not address other U.S. federal tax consequences, including, for example, gift tax consequences or the Medicare tax on certain investment income. This summary also does not address any U.S. state or local or non-U.S. income or other tax consequences.

If an entity or arrangement classified as a partnership for U.S. federal income tax purposes holds notes, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. Entities or arrangements classified as partnerships for U.S. federal income tax purposes, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income and estate tax consequences of owning and disposing of the notes.

This summary is based on U.S. federal income and estate tax law, including the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations, administrative rulings and judicial authority, all as in effect or in existence as of the date of this prospectus supplement. Subsequent developments in U.S. federal income and estate tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income and estate tax consequences of owning and disposing of the notes as set forth in this summary. We cannot assure you that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described in this summary, and we have not obtained, nor do we intend to obtain, any ruling from the IRS or opinion of counsel with respect to the tax consequences of the ownership or disposition of the notes. Before you purchase notes, you should consult your own tax advisor regarding the particular U.S. federal, state and local and non-U.S. income and other tax consequences of owning and disposing of the notes that may be applicable to you.

Certain Contingent Payments

In certain circumstances, we may be required to offer to purchase the notes for an amount in excess of their stated principal amount (as described above under “Description of Notes—Purchase upon a Change of Control Triggering Event”) or additional interest may be payable on the notes (as described above under “Description of Notes—Interest Rate Adjustment of the Notes Based on Certain Credit Rating Events”). These obligations may implicate the provisions of U.S. Treasury regulations relating to the determination of the yield and term to maturity of the notes or relating to “contingent payment debt instruments.” However, the applicable Treasury regulations provide that, for purposes of determining the yield and term to maturity of a debt instrument, and whether a debt instrument is a “contingent payment debt instrument,” a contingency is ignored if it is remote or incidental or, in certain circumstances, if the payment schedule in which none of the contingencies are triggered is “significantly more likely than not to occur” (in each case, within the meaning of the applicable Treasury regulations). Although the issue is not free from doubt, we intend to take the position that the possibility that such payments in excess of the stated principal amount of, and interest on, the notes will be made is “remote” or such excess payments would be “incidental” or the payment schedule in which none of the contingencies are triggered is significantly more likely than not to occur. Therefore, we intend to take the position that the possibility of such additional payments should not be taken into account for purposes of determining the yield and term to maturity of the notes and should not result in the notes being subject to the rules governing contingent payment debt instruments. Under our position, if you are subject to U.S. federal income tax, any additional amount paid to repurchase the notes generally will be treated as part of the amount realized in exchange for the notes and any additional interest generally will be treated as ordinary income when such additional interest accrues or is received, in accordance with your method of accounting for U.S. federal income tax purposes. Our position is binding on you unless you disclose a contrary position in the manner required by applicable U.S. Treasury regulations. However, our position is not binding on the IRS. If the IRS were to successfully challenge our position, you might, among other things, have inclusions in income that differ materially in timing or amount from those described below (for instance, you might be required to report any additional interest as income when it accrues or becomes fixed, even if you are a cash method taxpayer) and/or be required to treat any gain recognized on your disposition of a note as ordinary income rather than capital gain. The remainder of this discussion assumes that the contingencies described above should not be taken into account for purposes of determining the yield and term to maturity of the notes and the notes should not treated as contingent payment debt instruments.

U.S. Holders

The following summary applies to you only if you are a U.S. Holder. A “U.S. Holder” is a beneficial owner of a note that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of the source of that income; or

•

a trust, if (1) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more “United States persons” (within the meaning of the Code) has the authority to control all of the trust’s substantial decisions, or (2) the trust has a valid election in effect under applicable Treasury regulations to be treated as a “United States person.”

U.S. Holders that use an accrual method of accounting for U.S. federal income tax purposes are generally required to include certain amounts in income no later than the time such amounts are reflected on certain applicable financial statements. The application of this rule may require the accrual of income earlier than would be the case under the general U.S. federal income tax rules described below. U.S. Holders that use an accrual method of accounting for U.S. federal income tax purposes should consult with their tax advisors regarding the potential applicability of this rule to their particular situation. The remainder of this summary does not address the application of the foregoing rule.

Payments of Stated Interest

Stated interest on your notes will be included in your gross income and taxed as ordinary interest income at the time such interest is accrued or received in accordance with your method of accounting for U.S. federal income tax purposes.

Sale or Other Taxable Disposition of the Notes

Upon the sale, redemption, retirement, exchange or other taxable disposition (each a “disposition”) of your notes, you generally will recognize taxable gain or loss equal to the difference, if any, between:

•	your amount realized on the disposition (less any amount attributable to accrued but unpaid stated interest on such notes); and

•	your tax basis in such notes, which generally will be their cost.

Any amount realized on the disposition that is attributable to accrued but unpaid stated interest will be taxable as ordinary interest income to the extent not previously included in your gross income in the manner described above under “—Payments of Stated Interest”. Your gain or loss generally will be capital gain or loss. This capital gain or loss will be long-term capital gain or loss if, at the time of the disposition, you have held the notes for more than one year. Subject to limited exceptions, your capital losses cannot be used to offset your ordinary income. If you are a non-corporate U.S. Holder, under current law, your long-term capital gain generally is subject to a preferential rate of U.S. federal income tax.

Information Reporting and Backup Withholding

In general, information reporting requirements may apply to payments of stated interest on the notes and the proceeds of a disposition of the notes received by a U.S. Holder.

In general, “backup withholding” (currently at a rate of 24%) may apply to payments of stated interest on your notes and the proceeds of a disposition of your notes, if you fail to provide a correct taxpayer identification number or otherwise comply with the applicable requirements of the backup withholding rules and you do not otherwise establish an exemption.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be credited against your U.S. federal income tax liability (which may result in your being entitled to a refund of U.S. federal income tax), provided that the required information is timely provided to the IRS.

Non-U.S. Holders

The following summary applies to you if you are a beneficial owner of a note and you are neither a U.S. Holder (as defined above) nor an entity or arrangement classified as a partnership for U.S. federal income tax purposes (a “Non-U.S. Holder”).

U.S. Federal Withholding Tax

Subject to the discussions below regarding backup withholding and FATCA (as defined below), U.S. federal withholding tax generally will not apply to payments of stated interest on your notes, under the “portfolio interest” exception of the Code, provided that:

•

you do not, actually or constructively, own 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of section 871(h)(3) of the Code and the Treasury regulations thereunder;

•	you are not a controlled foreign corporation for U.S. federal income tax purposes that is related, directly or indirectly, to us through sufficient stock ownership (as provided in the Code);

•	you are not a bank receiving interest described in section 881(c)(3)(A) of the Code; and

•	such stated interest is not effectively connected with your conduct of a trade or business within the United States.

In addition, to qualify for the “portfolio interest” exception, you will be required to provide a signed, written statement, on an IRS Form W-8BEN or W-8BEN-E (or other applicable form) which can reliably be associated with you, certifying under penalties of perjury that you are not a “United States person” within the meaning of the Code to:

•	the applicable withholding agent; or

•

a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds your notes on your behalf and that certifies to the applicable withholding agent under penalties of perjury that it, or the bank or financial institution between it and you, has received the signed, written statement described above from you and provides the applicable withholding agent with a copy of this statement.

The applicable Treasury regulations provide alternative methods for satisfying the foregoing certification requirement. In addition, under these Treasury regulations, special rules apply to pass-through entities and this certification requirement may also apply to beneficial owners of pass-through entities.

If you cannot satisfy the requirements of the “portfolio interest” exception described above, payments of stated interest made to you will be subject to 30% U.S. federal withholding tax unless you provide the applicable withholding agent with a properly executed (1) IRS Form W-8ECI (or other applicable form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business within the United States or (2) IRS Form W-8BEN or W-8BEN-E (or other applicable form) claiming an exemption from or reduction in this withholding tax under an applicable income tax treaty.

Any gain recognized upon a disposition of your notes (other than any amount representing accrued but unpaid stated interest, which is treated as described immediately above) generally will not be subject to U.S. federal withholding tax, subject to the discussions below regarding backup withholding and FATCA.

U.S. Federal Income Tax

Except for the possible application of U.S. federal withholding tax discussed above, and subject to the discussions below regarding backup withholding and FATCA, you generally will not be subject to U.S. federal income tax on payments of principal of and stated interest on your notes, or on any gain realized from (or accrued stated interest treated as received in connection with) the disposition of your notes, unless:

•

in the case of stated interest payments (or disposition proceeds representing accrued stated interest), you cannot satisfy the requirements of the “portfolio interest” exception described above and are not otherwise exempt from tax under an applicable income tax treaty (and your U.S. federal income tax liability has not otherwise been fully satisfied through the U.S. federal withholding tax described above);

•

in the case of gain, you are an individual who is present in the United States for 183 days or more during the taxable year of the disposition of your notes (but not treated as a resident of the United States under specific rules) and certain other conditions are met (in which case, except as otherwise provided by an applicable income tax treaty, the gain, which may be offset by U.S.-source capital losses, generally will be subject to a flat 30% U.S. federal income tax, even though you are not considered a resident of the United States under the Code); or

•

any stated interest (including disposition proceeds representing accrued stated interest) or gain is effectively connected with your conduct of a trade or business within the United States and, if required by an applicable income tax treaty, is attributable to a United States “permanent establishment” maintained by you.

If you are engaged in a trade or business within the United States, and stated interest (including disposition proceeds representing accrued stated interest) or gain in respect of your notes is effectively connected with the conduct of such trade or business, the stated interest or gain generally will be exempt from the U.S. federal withholding tax as described above and instead will be subject to U.S. federal income tax on a net basis at regular graduated tax rates and in the manner applicable to a U.S. Holder (unless an applicable income tax treaty provides otherwise). In addition, if you are a corporation, you may be subject to a branch profits tax equal to 30% of your effectively connected earnings and profits for the taxable year, as adjusted for certain items, unless a lower rate applies to you under an applicable income tax treaty.

Backup Withholding and Information Reporting

Backup withholding will not apply to payments of stated interest made on the notes to you, if you have provided to the applicable withholding agent the required certification that you are not a “United States person” within the meaning of the Code as described in “—U.S. Federal Withholding Tax” above, provided that the applicable withholding agent does not have actual knowledge or reason to know that you are a United States person. However, the applicable withholding agent may be required to report to the IRS and to you payments of stated interest on the notes and the amount of U.S. federal income tax, if any, withheld with respect to those payments. Copies of the information returns reporting such stated interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of a treaty or agreement.

The gross proceeds from the disposition of your notes may be subject, in certain circumstances discussed below, to information reporting and backup withholding (currently at a rate of 24%). If you sell your notes outside the United States through a non-U.S. office of a non-U.S. broker and the sales proceeds are paid to you outside of the United States, then the U.S. backup withholding and information reporting requirements generally will not apply to that payment. However, U.S. information reporting, but not backup withholding, will apply to a payment of sales proceeds, even if that payment is made outside the United States, if you sell your notes through a non-U.S. office of a broker that is a “United States person” (as defined in the Code) or has certain enumerated connections with the United States, unless the broker has documentary evidence in its files that you are not a United States person and certain other conditions are met or you otherwise establish an exemption. If you receive payment of the proceeds from a sale of your notes through a U.S. office of a broker, the payment will be subject to both U.S. backup withholding and information reporting unless you provide an IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying that you are not a United States person or you otherwise establish an exemption, provided that the broker does not have actual knowledge, or reason to know, that you are a United States person or that the conditions of any other exemption are not, in fact, satisfied.

You should consult your own tax advisor regarding application of the backup withholding rules to your particular circumstance and the availability of and procedure for obtaining an exemption from backup withholding. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be credited against your U.S. federal income tax liability (which may result in your being entitled to a refund of U.S. federal income tax), provided that the required information is timely provided to the IRS.

U.S. Federal Estate Tax

Unless otherwise provided in an applicable estate tax or other treaty, if you are a Non-U.S. Holder that is an individual and you are not a citizen or a resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of your death, your notes generally will not be subject to the U.S. federal estate tax, unless, at the time of your death: (i) you actually or constructively owns 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of section 871(h)(3) of the Code and the Treasury regulations thereunder; or (ii) stated interest on your notes is effectively connected with your conduct of a trade or business within the United States.

Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act and related Treasury guidance (collectively referred to as “FATCA”) impose U.S. federal withholding tax at a rate of 30% on payments to certain foreign entities of (i) U.S.-source interest (including interest paid on the notes) and (ii) the gross proceeds from the disposition of an obligation that produces U.S.-source interest (including a disposition of the notes). This withholding tax applies to a foreign entity, whether acting as a beneficial owner or an intermediary, unless such foreign entity complies with (i) certain information reporting requirements regarding its U.S. account holders and/or its U.S. owners and (ii) in the case of a foreign financial institution, certain withholding obligations regarding certain payments to its account holders and certain other persons. Accordingly, the entity through which a U.S. Holder or a Non-U.S. Holder holds its notes will affect the determination of whether such withholding is required. In addition, an intergovernmental agreement between the United States and the entity’s jurisdiction may modify the FATCA requirements. Under proposed Treasury regulations that may be relied upon pending finalization, the withholding tax on gross proceeds would be eliminated and, consequently, FATCA withholding on gross proceeds is not currently expected to apply. We will not pay any additional amounts to U.S. Holders or Non-U.S. Holders in respect of any amounts withheld under FATCA. U.S. Holders that own their interests in a note through a foreign entity or intermediary, and Non-U.S. Holders, are encouraged to consult their tax advisors regarding FATCA.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase and holding of the notes, or any interest therein, by (i) “employee benefit plans” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) that are subject to Title I of ERISA, (ii) plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any other U.S. or non-U.S. federal, state, local or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, “Similar Laws”), and (iii) entities whose underlying assets are considered to include plan assets, of any of the foregoing described in clauses (i) and (ii) (each of the foregoing described in clauses (i), (ii) and (iii) referred to herein as a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (each, a “Covered Plan”) and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of a Covered Plan or over the management or disposition of a Covered Plan’s assets, or who renders investment advice for a fee or other compensation to such a Covered Plan, is generally considered to be a fiduciary of the Covered Plan.

In considering an investment in the notes, or any interest therein, using a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or Similar Laws relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in specified transactions with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. Those sections further prohibit a fiduciary from engaging in transactions in which a conflict of interest is deemed present. A party in interest or disqualified person (including a fiduciary) who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and/or the Code. In addition, the fiduciary of a Covered Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and/or the Code. The acquisition and/or holding of the notes, or any interest therein, by a Covered Plan with respect to which we or the underwriters or any of their respective affiliates may be considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption.

In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief for direct or indirect prohibited transactions resulting from the sale, purchase or holding of the notes, or any interest therein. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers, although there can be no assurance that all of the conditions of any such exemptions will be satisfied. In addition to the foregoing, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide exemptions for certain transactions between a Covered Plan and a person that is a party in interest and/or a disqualified person (other than a fiduciary or an affiliate that, directly or indirectly, has or exercises any discretionary authority or control or renders any investment advice with respect to the Covered Plan assets involved in the transaction) solely by reason of providing services to the Covered Plan or by relationship to a service provider, provided that the Covered Plan has paid no more and received no less than adequate consideration in connection with the transaction. These exemptions do not, however, provide relief from the self-dealing prohibited transactions under ERISA and the Code. It should also be noted that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts involving the notes that might be construed as prohibited transactions.

Plans, including governmental plans (as defined in Section 3(32) of ERISA) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), and non-U.S. Plans (as defined in Section 4(b)(4) of ERISA), while generally not subject the fiduciary responsibility provisions of Title I of ERISA or to the prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, may be subject to Similar Laws that include similar requirements. Fiduciaries of any such Plans should consult with their advisors regarding the potential consequences of an investment in the notes, or any interest therein, under any applicable Similar Laws before purchasing any notes, or any interest therein.

Because of the foregoing, the notes, or any interest therein, should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding will not constitute or result in a non-exempt prohibited transaction under ERISA and/or the Code or a similar violation under any applicable Similar Laws.

Representation

Accordingly, by acceptance of and/or holding a note, or any interest therein, each purchaser and subsequent transferee of a note, or any interest therein, will be deemed to have represented and warranted that either (i) such purchaser or subsequent transferee is not acquiring or holding the notes, or any interest therein, for or on behalf of, and no portion of the assets used by such purchaser or transferee to acquire or hold the notes, or any interest therein, constitutes assets of any Plan or (ii) the acquisition, holding and subsequent disposition of the notes, or any interest therein, by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing or holding the notes, or any interest therein, on behalf of, or with the assets of, any Plan, consult with their advisors regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and/or holding of the notes, or any interest therein.

Nothing herein shall be construed as a representation or recommendation that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan or that such an investment is appropriate or advisable for Plans generally or any particular Plan.

Each purchaser and holder of the notes, or any interest therein, has the exclusive responsibility for ensuring that its purchase and holding of the notes, or any interest therein, complies with the fiduciary responsibility rules of Title I of ERISA and does not violate the prohibited transaction rules of ERISA or Section 4975 of the Code or any applicable Similar Laws. Neither this discussion nor anything provided in this prospectus supplement is or is intended to be investment advice directed at any potential Plan purchasers or at Plan purchasers generally and such purchasers of any notes (or beneficial interests therein) should consult and rely on their own advisors as to whether an investment in the notes is suitable for the Plan.

UNDERWRITING (CONFLICTS OF INTEREST)

J.P. Morgan Securities LLC and BofA Securities, Inc. are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in a firm commitment underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of notes set forth opposite its name below.

Underwriter	Principal Amount of Notes
J.P. Morgan Securities LLC	$
BofA Securities, Inc.

Total	$

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The representatives have advised us that the underwriters propose initially to offer the notes to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at such price less a concession not in excess of    % of the principal amount of the notes. The underwriters may allow, and those dealers may reallow, a concession not in excess of    % of the principal amount of the notes. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

The expenses of the offering, not including the underwriting discount, are estimated at $    million and are payable by us.

New Issue of Notes

The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any national securities exchange or for inclusion of the notes on any automated dealer quotation system. We have been advised by certain of the underwriters that they presently intend to make a market in the notes after completion of the offering. However, such underwriters are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

Settlement

We expect that delivery of the notes will be made to investors on or about     , 2024, which will be the      business day following the date of this prospectus supplement (such settlement being referred to as “T+    ”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the first business day preceding the delivery of the notes hereunder will be required, by virtue of the fact that the notes initially settle in T+  , to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to the first business day preceding the date of delivery hereunder should consult their advisors.

No Sales of Similar Securities

We have agreed that we will not, for a period of 30 days after the date of this prospectus supplement, without first obtaining the prior written consent of J.P. Morgan Securities LLC and BofA Securities, Inc., directly or indirectly, issue, sell, offer to sell, grant any option for the sale of or otherwise dispose of, any debt securities that are substantially similar to the notes, except for the notes sold to the underwriters pursuant to the underwriting agreement.

Short Positions

In connection with the offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Conflicts of Interest

Certain of the underwriters or their respective affiliates may hold a portion of the IEA 6.625% Notes, and certain of the underwriters or their respective affiliates are lenders under our Senior Credit Facility and/or the Three-Year Term Loan Facility. As a result, such underwriters or such affiliates of the underwriters may receive at least 5% of the net proceeds from this offering to the extent such proceeds are used to repurchase IEA 6.625% Notes or to repay borrowings under our Senior Credit Facility or the Three-Year Term Loan Facility. See “Use of Proceeds.” Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. Because the notes to be offered will be rated investment grade, pursuant to Rule 5121, the appointment of a qualified independent underwriter is not necessary. Underwriters subject to Rule 5121 will not confirm sales of the notes to any account over which they exercise discretionary authority without the prior written approval of the customer.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. In particular, Bank of America, N.A., an affiliate of BofA Securities, Inc., acts as administrative agent under the Senior Credit Facility and the 2022 Term Loan Facility, and certain of the underwriters or their affiliates also currently are lenders and/or serve as agents under the Senior Credit Facility and the 2022 Term Loan Facility. In addition, certain of the underwriters or their respective affiliates may hold a portion of the IEA 6.625% Notes. As a result, such underwriters or such affiliates of the underwriters may receive a portion of the proceeds from this offering to the extent such proceeds are used to repurchase IEA 6.625% Notes or to repay borrowings under our Senior Credit Facility or our Three-Year Term Loan Facility. See “—Conflicts of Interest.” J.P. Morgan Securities LLC is acting as the dealer manager in the Tender Offer.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Canada

The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II); or (ii) a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

This prospectus supplement has been prepared on the basis that any offer of notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

United Kingdom

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation.

In the UK, this prospectus supplement is being distributed only to, and is directed only at, persons who are “qualified investors” (as defined in the UK Prospectus Regulation) who are (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order, or (iii) persons to whom it would otherwise be lawful to distribute it, all such persons together being referred to as “Relevant Persons.” In the UK, the notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, Relevant Persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the UK. Any person in the UK that is not a Relevant Person should not act or rely on this prospectus supplement or its contents. The notes are not being offered to the public in the UK.

Hong Kong

The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) (the “FIEA”). The notes may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Singapore

Each underwriter has acknowledged that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented, warranted and agreed that it has not offered or sold any notes or caused the notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any notes or cause the notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this offering or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes, whether directly or indirectly, to any person in Singapore other than: (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of notes, the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA), that the notes are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

LEGAL MATTERS

Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York, has acted as special counsel to us with respect to the offering of the notes and New York law. Certain legal matters with respect to the legality of the issuance of the notes will be passed upon for us by Holland & Knight LLP, Miami, Florida. Certain legal matters in connection with the offering of the notes will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP, New York, New York.

EXPERTS

The consolidated financial statements and financial statement schedule of MasTec, Inc. as of December 31, 2023 and 2022 and for each of the three years in the period ended December 31, 2023 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023 incorporated by reference in this prospectus supplement have been so incorporated in reliance on the reports of BDO USA, P.C. (“BDO”), an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. BDO’s audit of the consolidated financial statements did not include the financial statements of IEA Energy Services, LLC and its subsidiaries, a wholly-owned subsidiary of MasTec, Inc., whose statements were audited by other auditors whose report was furnished to BDO, and BDO’s opinion on the consolidated financial statements, insofar as it relates to the amounts included for IEA Energy Services, LLC, is based solely on the report of such other auditors. BDO’s report on the effectiveness of internal control over financial reporting contains an explanatory paragraph relating to the exclusion of two entities from the scope of management’s assessment of the effectiveness of internal control over financial reporting and its audit of internal control over financial reporting as of December 31, 2023.

The consolidated financial statements of IEA Energy Services, LLC and its consolidated subsidiaries as of December 31, 2023 and for the year ended December 31, 2023 and the assessment of the effectiveness of IEA Energy Services, LLC’s internal control over financial reporting as of December 31, 2023 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report incorporated herein by reference.

PROSPECTUS

Common Stock, Preferred Stock,

Depositary Shares, Debt Securities, Warrants,

Stock Purchase Contracts and Stock Purchase Units

We are MasTec, Inc., a corporation incorporated under the laws of the State of Florida. This prospectus relates to the public offer and sale of common stock, preferred stock, depositary shares, debt securities, warrants, stock purchase contracts and stock purchase units that we may offer from time to time in one or more series. We and/or selling security holders may offer and sell the securities separately, together or as units, in separate classes or series, in amounts, at prices and on terms to be determined at the time of sale and set forth in a supplement to this prospectus. You should read this prospectus, the applicable prospectus supplement and other offering materials carefully before you invest.

We and/or selling security holders may offer the securities from time to time through public or private transactions, and in the case of our common stock, on or off the New York Stock Exchange, at prevailing market prices or at privately negotiated prices. Sales may be made directly to purchasers or to or through agents, broker-dealers or underwriters. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the agents or underwriters and any applicable fees, commissions or discounts. Our net proceeds from the sale of securities will also be set forth in the applicable prospectus supplement.

Our common stock is listed on the New York Stock Exchange under the symbol “MTZ.”

Before buying any offered securities, you should carefully consider the Risk Factors contained in this prospectus, beginning on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated December 15, 2022

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IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we filed with the United States Securities and Exchange Commission, or the SEC. By using a shelf registration statement, we may sell any combination of the securities described in this prospectus from time to time in one or more offerings. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Because these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

This prospectus provides you only with a general description of the securities we or the selling security holders may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the securities offered. The supplement may also add, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read this prospectus, any supplement and any free writing prospectus related to the applicable securities that is prepared by us or on our behalf or that is otherwise authorized by us, together with the additional information described under the heading “Incorporation of Certain Documents by Reference” found on page 33.

You should rely only on the information contained or incorporated by reference in this prospectus, the supplement to this prospectus and any free writing prospectus related to the applicable securities that is prepared by us or on our behalf or that is otherwise authorized by us. Neither we nor the selling security holders have authorized any other person to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. Neither we nor the selling security holders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we have previously filed with the SEC and incorporate herein by reference, is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Neither we nor the selling security holders will use this prospectus to offer and sell securities unless it is accompanied by a supplement that more fully describes the securities being offered and the terms of the offering.

FORWARD-LOOKING INFORMATION

We are making this statement pursuant to the safe harbor provisions for forward-looking statements described in the Private Securities Litigation Reform Act of 1995. We make statements in this prospectus and in the documents that we incorporate by reference into this prospectus that are forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. The use of words such as “anticipate,” “estimate,” “could,” “should,” “may,” “might,” “plan,” “seek,” “expect,” “believe,” “intend,” “target,” “will,” “would,” “project,” “forecast,” “continue” and variations of these words and negatives thereof and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on our current expectations. These statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control, are difficult to predict, and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements included or incorporated by reference in this prospectus. Additionally, many of these risks and uncertainties could be amplified by the effects of general economic conditions, including inflation and rising interest rates, and MasTec’s recent acquisition of Infrastructure and Energy Alternatives, Inc. and the related financing thereof, and public health issues, such as those caused by the COVID-19 pandemic. They also include statements regarding:

•	our future growth and profitability;

•	our competitive strengths; and

•	our business strategy and the trends we anticipate in the industries and economies in which we operate.

We believe that these forward-looking statements are reasonable; however, you should not place undue reliance on any forward-looking statements, which are based on current expectations. Furthermore, forward-looking statements speak only as of the date they are made. If any of these risks or uncertainties materialize, or if any of our underlying assumptions are incorrect, our actual results may differ significantly from the results that we express in, or imply by, any of our forward-looking statements. These and other risks are detailed in this prospectus, in the documents that we incorporate by reference into this prospectus and in other documents that we file with the SEC. We do not undertake any obligation to publicly update or revise these forward-looking statements after the date of this prospectus to reflect future events or circumstances, except as required by applicable law. We qualify any and all of our forward-looking statements by these cautionary factors.

You should carefully consider the risks and uncertainties that affect our business in the “Risk Factors” section of this prospectus and in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed by us from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements.

The issues and associated risks and uncertainties discussed in “Risk Factors” herein and in the reports that we incorporate herein by reference are not the only ones we may face. Additional issues may arise or become material as our business evolves. The risks and uncertainties associated with those additional issues could impair our business in the future.

RISK FACTORS

Investing in our securities involves risks. Before deciding to purchase any of our securities, you should carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which is incorporated by reference in this prospectus, and under similar headings in our subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the other risks and uncertainties described in any applicable prospectus supplement or free writing prospectus and in the other documents incorporated by reference in this prospectus. See the section entitled “Where You Can Find More Information” in this prospectus. The risks and uncertainties we discuss in the documents incorporated by reference in this prospectus are those we currently believe may materially affect our company. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial also may materially and adversely affect our business, financial condition and results of operations.

OUR COMPANY

This summary highlights selected information and does not contain all the information that is important to you. You should carefully read this prospectus, any applicable prospectus supplement and the documents to which we have referred in “Incorporation of Certain Documents by Reference” on page 33 of this prospectus for information about us and our financial statements.

We are a leading infrastructure construction company operating mainly throughout North America across a range of industries. Our primary activities include the engineering, building, installation, maintenance and upgrade of communications, energy, utility and other infrastructure, such as: power delivery services, including transmission and distribution; wireless, wireline/fiber and customer fulfillment activities; power generation, primarily from clean energy and renewable sources; pipeline infrastructure, including natural gas pipeline and distribution infrastructure; heavy civil; and industrial infrastructure. Our customers are primarily in these industries. Including our predecessor companies, we have been in business for over 90 years. We had an average of approximately 730 locations for the twelve month period ended September 30, 2022, and as of September 30, 2022, we had approximately 760 locations. We had an average of approximately 29,000 employees for both the twelve month period ended September 30, 2022 and as of September 30, 2022. We offer our services under the MasTec® and other service marks.

We provide our services to a diversified base of customers and a significant portion of our services are provided under master service and other service agreements, which are generally multi-year agreements. The remainder of our work is generated pursuant to contracts for specific projects or jobs that require the construction or installation of an entire infrastructure system or specified units within an infrastructure system.

We manage our operations under five operating segments, which represent our five reportable segments: (1) Communications; (2) Clean Energy and Infrastructure; (3) Oil and Gas; (4) Power Delivery and (5) Other. This structure is generally focused on broad end-user markets for our labor-based construction services. See the segment information set forth in the applicable notes to our consolidated financial statements that are filed with our periodic reports incorporated by reference, as described in “Incorporation of Certain Documents by Reference” on page 33 of this prospectus, for additional segment-related information.

The Communications segment performs engineering, construction, maintenance and customer fulfillment activities related to communications infrastructure, primarily for wireless and wireline/fiber communications and install-to-the-home customers, as well as infrastructure for utilities, among others. The Clean Energy and Infrastructure segment primarily serves energy, utility, government and other end-markets through the installation and construction of power generation facilities, primarily from clean energy and renewable sources, such as wind, solar, biomass, natural gas and hydrogen, as well as battery storage for renewable energy, and various types of heavy civil and industrial infrastructure. The Company performs engineering, construction and maintenance services for pipelines and processing facilities for the energy and utilities industries through its Oil and Gas segment. The Power Delivery segment primarily serves the energy and utility industries through the engineering, construction and maintenance of power transmission and distribution infrastructure, including electrical and gas transmission lines, distribution network systems and substations. The Other segment includes certain equity investees, the services of which vary from those provided by the Company’s primary segments, as well as other small business units that perform construction and other services for certain international end-markets.

We are incorporated under the laws of the State of Florida. Our principal executive offices are located at 800 S. Douglas Road, 12th Floor, Coral Gables, Florida 33134. Our telephone number is (305) 599-1800.

USE OF PROCEEDS

Primary Offerings

Unless the applicable prospectus supplement states otherwise, we expect to use the net proceeds of the sale of these securities for general corporate purposes, which may include:

•	acquisitions of assets and businesses;

•	repayment of indebtedness outstanding at that time; and

•	general working capital.

Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering and will be described in the related supplement to this prospectus.

Secondary Offerings

The details of any secondary offerings will be set forth in an applicable prospectus supplement, and we will not receive any proceeds from any selling security holder’s sale of our securities registered hereunder.

DESCRIPTION OF COMMON AND PREFERRED STOCK

The following summarizes certain material terms and provisions of our capital stock. It does not purport to be complete, however, and is qualified in its entirety by reference to Florida law and by the actual terms and provisions contained in our Amended and Restated Articles of Incorporation and our Amended and Restated Bylaws, each as amended to the date hereof.

Overview

Our charter authorizes our board of directors to issue up to 145,000,000 shares of common stock, par value $0.10 per share, and 5,000,000 shares of preferred stock, par value $1.00 per share. As of November 30, 2022, we had 78,609,516 shares of common stock and no shares of preferred stock issued and outstanding. All issued and outstanding shares of our common stock are duly issued, fully paid and nonassessable.

The following descriptions set forth certain general terms and provisions of our common and preferred stock to which a supplement to this prospectus may relate. The particular terms of the shares of common or preferred stock being offered and the extent to which the general provisions may apply will be described in the applicable supplement to this prospectus. If so indicated in the applicable supplement to this prospectus, the terms of any series of shares of preferred stock may differ from the terms set forth below, except with respect to those terms required by our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws.

General Description of our Common Stock

Each share of our common stock entitles its owner to one vote on all matters submitted to a vote of our shareholders. The holders of our common stock are entitled to receive dividends, when, as and if declared by our Board of Directors, in its discretion, from funds legally available for the payment of dividends. If we liquidate or dissolve, the owners of our common stock will be entitled to share proportionately in our assets, if any, legally available for distribution to shareholders, but only after we have paid all of our debts and liabilities.

Our common stock has no preemptive rights, no sinking fund provisions and no subscription, redemption or conversion privileges, and it is not subject to any further calls or assessments by us. Our common stock does not have cumulative voting rights, which means that the holders of a plurality of the outstanding shares of our common stock voting for the election of directors can elect all members of our Board of Directors eligible for election in any year. See “—Material Provisions of our Articles of Incorporation and Bylaws.” Additionally, the vote or concurrence of our shareholders holding a majority in interest of our common stock is sufficient for certain other actions that require the vote or concurrence of shareholders.

As of November 30, 2022, Jorge Mas, our Chairman, and José Mas, our Chief Executive Officer, together with certain family partnerships and trusts, beneficially own approximately 23% of our issued and outstanding shares of common stock. Consequently, they have the power to control our management and affairs and are in a position to substantially influence:

•	the vote of most matters submitted to our shareholders, including any merger, consolidation or sale of all or substantially all of our assets;

•	the nomination of individuals to our Board of Directors; and

•	a change in our control.

The Mas family’s ability to exercise significant control over our management and affairs may discourage, delay or prevent a takeover attempt that you might consider in your best interest and that might result in you receiving a premium for your common stock.

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

General Description of Preferred Stock

Our Amended and Restated Articles of Incorporation authorize our Board of Directors, without further shareholder approval, to:

•	issue preferred stock in one or more series;

•	establish the number of shares to be included in each such series; and

•	fix the designations, powers, preferences and rights of the shares of each series and any qualifications, limitations or restrictions on those shares.

The Board of Directors may establish a class or series of preferred stock with preferences, powers and rights (including voting rights) senior to the rights of the holders of shares of our common stock. If we issue any of our preferred stock, the terms thereof may have the effect of delaying, deferring or preventing a change in control.

Material Provisions of Our Articles of Incorporation and Bylaws

Our Amended and Restated Articles of Incorporation and our Amended and Restated Bylaws contain material provisions that may make the acquisition of control of us more difficult.

Business Combinations. Our Amended and Restated Articles of Incorporation contain material provisions which may make it more difficult for a person or entity that is the holder of more than 10% of our outstanding voting stock to force us to approve a “business combination.” For purposes of this discussion, a “business combination” includes any:

•	merger or consolidation of us with or into another corporation;

•	sale or lease of all or any substantial part of our property and assets; or

•	issuance of our securities in exchange for sale or lease to us of property and assets having an aggregate fair market value of $1 million or more.

Our Amended and Restated Articles of Incorporation require at least 80% of the voting power of all of our outstanding shares entitled to vote in the election of directors, voting together as a single class, to vote in favor of a business combination with any person or entity that is directly or indirectly the holder of more than 10% of our outstanding voting stock in order for that transaction to be approved. This voting requirement may have the effect of delaying, deferring or preventing a change in control of us. However, this voting requirement is not applicable to business combinations if either:

•

our Board of Directors has approved a memorandum of understanding with the other corporation with respect to the transaction prior to the time that the other corporation became a holder of more than 10% of our outstanding voting stock; or

•	the transaction is proposed by a corporation of which we are the majority owner.

Classified Board of Directors and Related Provisions. Our Amended and Restated Bylaws provide that the number of our directors will be established from time to time by a majority vote of our Board of Directors or our shareholders. Our Amended and Restated Bylaws also provide that our Board of Directors will be divided into three classes of directors, with each class having a number of directors as nearly equal as possible to each other class and that directors will serve for staggered three-year terms. As a result, one-third of our Board of Directors will be elected each year. These classified board provisions could prevent a party who acquires control of a majority of our outstanding voting stock from obtaining control of the Board of Directors until the second annual shareholders meeting following the date on which the acquirer obtains its controlling interest. Additionally, our Board of Directors’ Governance Principles include a director majority vote policy. The majority vote policy is applicable solely to uncontested elections, which are those elections in which the number of nominees for election is less than or equal to the number of directors to be elected. Under the majority vote policy, any nominee for director who receives more “withheld” votes than “for” votes in an uncontested election must submit a written offer to resign as director. Any such resignation will be reviewed by our Nominating and Corporate Governance Committee, and, within 90 days after the election, the independent members of the Board of Directors will determine whether to accept, reject or take other appropriate action with respect to the resignation in furtherance of the best interests of us and our shareholders.

Our shareholders may remove any of our directors or our entire Board of Directors if the votes in favor of removal constitute at least a majority of all of our outstanding voting stock entitled to vote. However, our Amended and Restated Bylaws also provide that our shareholders may only remove our directors for “cause” and only by a vote at a meeting that is called for the purpose of removing the director or directors. Our Amended and Restated Bylaws define “cause” as failing to substantially perform one’s duties to us (other than as a result of incapacity due to physical or mental illness) or willfully engaging in gross misconduct injurious to us. If there is a vacancy on our Board of Directors, a majority of either our remaining directors or our shareholders may fill the vacancy.

Shareholder Action By Written Consent. Our Amended and Restated Bylaws provide that any actions which our shareholders may take at a shareholders’ meeting can be taken by written consent in lieu of a meeting.

In order to effect a shareholder action by written consent in lieu of a meeting, holders of our outstanding voting stock, having at least the minimum number of votes that would be necessary to authorize the action at a shareholders’ meeting, must sign a written consent which states the action to be taken. If our shareholders take any action by written consent in lieu of a meeting, we must notify all of our shareholders that did not consent to the action in writing within 10 days after receiving the written consent and describe the action to them and whether dissenters’ rights are available.

Indemnification. Our Amended and Restated Articles of Incorporation and/or Amended and Restated Bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted by law. Our Amended and Restated Bylaws permit us to purchase insurance on behalf of our directors, officers, employees and agents and directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise, serving as such at our request, against liabilities that they may incur in those capacities, whether or not we would have the power to indemnify them against such liabilities.

Florida Anti-Takeover Statute

As a Florida corporation, we are subject to certain anti-takeover provisions that apply to public corporations under Florida law. Pursuant to Section 607.0901 of the Florida Business Corporation Act, or the Florida Act, a publicly held Florida corporation may not engage in a broad range of business combinations or other extraordinary corporate transactions with an interested shareholder for a period of three years following the time that such shareholder became an interested shareholder unless (A) prior to the time that such shareholder became an interested shareholder, the board of directors approved the affiliated transaction or the transaction which resulted in the shareholder becoming an interested shareholder, (B) upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting shares of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting shares outstanding, but not the outstanding voting shares owned by the interested shareholder, those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer or (C) at or subsequent to the time that such shareholder became an interested shareholder, the affiliated transaction is approved by the board of directors and authorized at an annual or special meeting of shareholders, and not by written consent, by the affirmative vote of at least two-thirds of the voting shares of the corporation (excluding shares held by the interested shareholder), unless:

•	the transaction is approved by a majority of disinterested directors;

•	the corporation has not had more than 300 shareholders of record at any time during the three years preceding the announcement date of any such business combination;

•

the interested shareholder has beneficially owned at least 80% of the corporation’s outstanding voting shares for at least three years, preceding the announcement date of any such business combination;

•

the interested shareholder is the beneficial owner of at least 90% of the outstanding voting shares of the corporation, exclusive of shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors; or

•	the consideration paid to the holders of the corporation’s voting stock is at least equal to certain fair price criteria and certain other requirements are satisfied.

An interested shareholder is defined, subject to certain exceptions, as a person who together with affiliates and associates beneficially owns more than 15% of a corporation’s outstanding voting shares. We have not made an election in our Amended and Restated Articles of Incorporation to opt out of Section 607.0901.

In addition, we are subject to Section 607.0902 of the Florida Act which prohibits the voting of shares in a publicly held Florida corporation that are acquired in a control share acquisition unless, among other exceptions, (i) our Board of Directors approved such acquisition prior to its consummation or (ii) after such acquisition, in lieu of prior approval by our Board of Directors, the holders of a majority of the corporation’s voting shares, exclusive of shares owned by officers of the corporation, employee directors or the acquiring party, approve the granting of voting rights as to the shares acquired in the control share acquisition. A control share acquisition is defined as an acquisition that immediately thereafter entitles the acquiring party to 20% or more of the total voting power in an election of directors.

DESCRIPTION OF DEPOSITARY SHARES

General

We may issue depositary shares, each of which will represent a fractional interest of a share of a particular class or series of our preferred stock, as specified in the applicable prospectus supplement which will more fully describe the terms of those depositary shares. Shares of a class or series of preferred stock represented by depositary shares will be deposited under a separate deposit agreement among us, the depositary named therein and the holders from time to time of the depositary receipts issued by the preferred stock depositary which will evidence the depositary shares. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular class or series of preferred stock represented by the depositary shares evidenced by that depositary receipt, to all the rights and preferences of the class or series of preferred stock represented by those depositary shares (including dividend, voting, conversion, redemption and liquidation rights).

The depositary shares to be issued will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of a class or series of preferred stock by us to the preferred stock depositary, we will cause the preferred stock depositary to issue, on our behalf, the depositary receipts. The following description of the depositary shares, and any description of the depositary shares in a prospectus supplement, may not be complete and is subject to, and qualified in its entirety by reference to, the underlying deposit agreement and the depositary receipt, which we will file with the SEC at or prior to the time of the sale of the depositary shares. You should refer to, and read this summary together with, the deposit agreement and related depositary receipt. You can obtain copies of any form of deposit agreement or other agreement pursuant to which the depositary shares are issued by following the directions described under the caption “Where You Can Find More Information.”

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of a class or series of preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of those depositary receipts owned by those holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred stock depositary.

In the event of a distribution other than in cash, the preferred stock depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred stock depositary, unless the preferred stock depositary determines that it is not feasible to make that distribution, in which case the preferred stock depositary may, with our approval, sell that property and distribute the net proceeds from that sale to those holders.

Withdrawal of Preferred Stock

Upon surrender of the depositary receipts at the corporate trust office of the preferred stock depositary (unless the related depositary shares have previously been called for redemption or converted into excess preferred stock or otherwise), the holders thereof will be entitled to delivery at that office, to or upon that holder’s order, of the number of whole or fractional shares of the class or series of preferred stock and any money or other property represented by the depositary shares evidenced by those depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of the related class or series of preferred stock on the basis of the proportion of preferred stock represented by each depositary share as specified in the applicable prospectus supplement, but holders of those shares of preferred stock will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to that holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Redemption of Depositary Shares

Whenever we redeem shares of a class or series of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same redemption date the number of depositary shares representing shares of the class or series of preferred stock so redeemed, provided we shall have paid in full to the preferred stock depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable with respect to that class or series of preferred stock. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method determined by us that will not result in the issuance of any excess preferred stock.

From and after the date fixed for redemption, all dividends in respect of the shares of a class or series of preferred stock so called for redemption will cease to accrue, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any moneys payable upon their redemption and any money or other property to which the holders of those depositary receipts were entitled upon their redemption and surrender thereof to the preferred stock depositary.

Voting

Upon receipt of notice of any meeting at which the holders of a class or series of preferred stock deposited with the preferred stock depositary are entitled to vote, the preferred stock depositary will mail the information contained in that notice of meeting to the record holders of the depositary receipts evidencing the depositary shares which represent that class or series of preferred stock. Each record holder of depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for that class or series of preferred stock) will be entitled to instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by that holder’s depositary shares. The preferred stock depositary will vote the amount of that class or series of preferred stock represented by those depositary shares in accordance with those instructions, and we will agree to take all reasonable action which may be deemed necessary by the preferred stock depositary in order to enable the preferred stock depositary to do so. The preferred stock depositary will abstain from voting the amount of that class or series of preferred stock represented by those depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing those depositary shares. The preferred stock depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any vote made, as long as that action or non-action is in good faith and does not result from negligence or willful misconduct of the preferred stock depositary.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary shares evidenced by that depositary receipt, as set forth in the applicable prospectus supplement.

Conversion and Exchange

If any series of preferred stock underlying the depositary shares is subject to conversion or exchange, the applicable prospectus supplement will describe the rights or obligations of each record holder of depositary receipts to convert or exchange the depositary shares.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares which represent the preferred stock and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related class or series of preferred stock will not be effective unless that amendment has been approved by the existing holders of at least two thirds of the depositary shares evidenced by the depositary receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the deposit agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related class or series of preferred stock and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any of those types of amendments becomes effective shall be deemed, by continuing to hold that depositary receipt, to consent and agree to that amendment and to be bound by the deposit agreement as amended thereby.

We may terminate the deposit agreement upon not less than 30 days’ prior written notice to the preferred stock depositary if a majority of each class or series of preferred stock subject to that deposit agreement consents to that termination, whereupon the preferred stock depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by that holder, that number of whole or fractional shares of each class or series of preferred stock as are represented by the depositary shares evidenced by those depositary receipts together with any other property held by the preferred stock depositary with respect to those depositary receipts. Additionally, the deposit agreement will automatically terminate if:

•	all outstanding depositary shares issued thereunder shall have been redeemed;

•

there shall have been a final distribution in respect of each class or series of preferred stock subject to that deposit agreement in connection with our liquidation, dissolution or winding up and that distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing that class or series of preferred stock; or

•	each share of preferred stock subject to that deposit agreement shall have been converted into our stock not so represented by depositary shares.

Charges of Preferred Stock Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the preferred stock depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay the fees and expenses of the preferred stock depositary for any duties requested by those holders to be performed which are outside of those expressly provided for in the deposit agreement.

Resignation and Removal of Preferred Stock Depositary

The preferred stock depositary may resign at any time by delivering notice to us of its election to do so, and we may at any time remove the preferred stock depositary, that resignation or removal to take effect upon the appointment of a successor preferred stock depositary. A successor preferred stock depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The preferred stock depositary will forward to holders of depositary receipts any reports and communications from us which are received by it with respect to the related preferred stock.

Neither we nor the preferred stock depositary will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the deposit agreement. Our obligations and those of the preferred stock depositary under the deposit agreement will be limited to performing our respective duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of a class or series of preferred stock represented by the depositary shares), gross negligence or willful misconduct, and neither we nor the preferred stock depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or shares of a class or series of preferred stock represented thereby unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely on written advice of counsel or accountants, or information provided by persons presenting shares of a class or series of preferred stock represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give that information, and on documents believed in good faith to be genuine and signed by a proper party.

In the event the preferred stock depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the preferred stock depositary shall be entitled to act on those claims, requests or instructions received from us.

DESCRIPTION OF DEBT SECURITIES

General

We may issue senior debt securities under that certain Indenture dated June 5, 2009, by and among us, certain of our subsidiaries and U.S. Bank Trust Company, National Association, as trustee, and we may issue subordinated debt securities under an indenture between us and a U.S. banking institution, as the indenture trustee. Each indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended, and we may supplement the indentures from time to time.

This prospectus summarizes the material provisions of the indentures and the debt securities that we may issue under the indentures. This summary is not complete and may not describe all of the provisions of the indentures or of any of the debt securities that might be important to you. For additional information, you should carefully read the forms of indenture that are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

When we offer to sell a particular series of debt securities, we will describe the specific terms of those debt securities in a supplement to this prospectus. We will also indicate in the supplement whether the general terms in this prospectus apply to a particular series of debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, you should carefully read both this prospectus and the applicable supplement.

In the summary below, we have included references to the section numbers of the indentures so that you can easily locate the related provisions in the indentures for additional detail. You should also refer to the applicable indenture for the definitions of any capitalized terms that we use below but do not define in this prospectus. When we refer to particular sections of the indentures or to defined terms in the indentures, we intend to incorporate by reference those sections and defined terms into this prospectus.

Terms

The debt securities will be our direct obligations. The amount of debt securities we may offer under this prospectus is unlimited as to principal amount. We may issue the debt securities, from time to time and in one or more series, established in or pursuant to authority granted by one or more resolutions of our board of directors, and set forth in, or determined in the manner provided in, an officers’ certificate, or established in one or more supplemental indentures. We may issue debt securities with terms different from those of our previously issued debt securities (Section 301). In the event that debt securities offered by us are to be guaranteed, we will file a post-effective amendment to the registration statement of which this prospectus is a part setting forth the identity of any guarantors.

Each indenture provides that there may be more than one trustee under such indenture, each such trustee with respect to one or more series of debt securities. Any trustee under the indentures may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to that series (Sections 608 and 609). If two or more persons act as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under that indenture separate and apart from the trust administered by any other trustee (Sections 101 and 609). Except as otherwise indicated in this prospectus, each trustee may take any action described in this prospectus only with respect to the one or more series of debt securities for which it is trustee under the relevant indenture.

You should refer to the applicable supplement to this prospectus relating to a particular series of debt securities or the applicable post-effective amendment to the registration statement of which this prospectus forms a part for the specific terms of the debt securities, including, but not limited to:

•	the title of the debt securities, whether the debt securities will be guaranteed and the identity of the guarantor or guarantors, if any;

•	the total principal amount of the debt securities and any limit on the total principal amount;

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the price, expressed as a percentage of the principal amount of the debt securities, at which we will issue the debt securities and any portion of the principal amount payable upon acceleration of the debt securities;

•	the terms, if any, by which holders of the debt securities may convert or exchange the debt securities for our common stock, our preferred stock or any of our other securities or property;

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if the debt securities are convertible or exchangeable, any limitations on the ownership or transferability of the securities or property into which holders may convert or exchange the debt securities;

•	the date or dates, or the method for determining the date or dates, on which we will be obligated to pay the principal of the debt securities and the amount of principal we will be obligated to pay;

•	the rate or rates, which may be fixed or variable, at which the debt securities of the series will bear interest, if any, or the method by which the rate or rates will be determined;

•	whether the debt securities rank as senior, senior subordinated or subordinated or any combination thereof and the terms of any subordination;

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the date or dates, or the method for determining the date or dates, from which any interest will accrue on the debt securities, the dates on which we will be obligated to pay any interest, the regular record dates, if any, for the interest payments, or the method by which the dates will be determined, the persons to whom we will be obligated to pay interest and the basis upon which interest will be calculated, if other than that of a 360-day year consisting of twelve 30-day months;

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the place or places where the principal of, and any premium, make-whole amount, interest or additional amounts on, the debt securities will be payable, where the holders of the debt securities may surrender their debt securities for conversion, transfer or exchange, and where the holders may serve notices or demands to us in respect of the debt securities and the indenture (Section 101);

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whether the debt securities will be in registered or bearer form, and the terms and conditions relating to the form, and, if in registered form, the denominations in which we will issue the debt securities if other than $1,000 or a multiple of $1,000 and, if in bearer form, the denominations in which we will issue the debt securities if other than $5,000;

•	the identity of the trustee of the debt securities of the series and, if other than the trustee, the identity of each security registrar and/or paying agent for debt securities of the series;

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the period or periods during which, the price or prices, including any premium at which, the currency or currencies in which, and the other terms and conditions upon which, we may redeem the debt securities at our option, if we have such an option;

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any obligation that we have to redeem, repay or purchase debt securities under any sinking fund or similar provision or at the option of a holder of debt securities and the terms and conditions upon which we will redeem, repay or purchase all or a portion of the debt securities under that obligation;

•	the currency or currencies in which we will sell the debt securities and in which the debt securities will be denominated and payable;

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whether the amount of payment of principal of, and any premium, make-whole amount or interest on, the debt securities of the series may be determined with reference to an index, formula or other method and the manner in which the amounts will be determined;

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whether the principal of, and any premium, make-whole amount, additional amounts or interest on, the debt securities of the series are to be payable, at our election or at the election of a holder of the debt securities, in a currency or currencies other than that in which the debt securities are denominated or stated to be payable, the period or periods during which, and the terms and conditions upon which, this election may be made, and the time and manner of, and identity of the exchange rate agent responsible for, determining the exchange rate between the currency or currencies in which the debt securities are denominated or stated to be payable and the currency or currencies in which the debt securities will be payable;

•	the designation of the initial exchange rate agent, if any, or any depositaries;

•	any provisions granting special rights to the holders of the debt securities of the series at the occurrence of named events;

•	any additions to, modifications of or deletions from the terms of the debt securities with respect to the events of default or covenants contained in the indenture;

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whether the debt securities of the series will be issued in certificated or book-entry form and the related terms and conditions, including whether any debt securities will be issued in temporary and/or permanent global form, and if so, whether the owners of interests in any permanent global debt security may exchange those interests for debt securities of that series and of like tenor of any authorized form and denomination and the circumstances under which any exchanges may occur, if other than in the manner provided in the indenture (Section 305), and, if debt securities of or within the series are to be issuable as a global debt security, the identity of the depositary for such series;

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the date as of which any bearer securities, and/or temporary global debt security representing outstanding securities of or within the series will be dated if other than the date of original issuance of the first debt security of the series to be issued;

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if the debt securities will be issued in definitive form only upon our receipt, or the trustee’s receipt, of certificates or other documents, or upon the satisfaction of conditions, a description of those certificates, documents or conditions;

•	if the debt securities will be issued upon the exercise of debt warrants, the time, manner and place for the debt securities to be authenticated and delivered;

•	the applicability, if any, of the defeasance and covenant defeasance provisions of the indenture, as described below under “Discharge, Defeasance and Covenant Defeasance”;

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any applicable United States federal income tax consequences, including whether and under what circumstances we will pay any additional amounts, as contemplated in the indenture on the debt securities, to any holder who is not a United States person in respect of any tax, assessment or governmental charge withheld or deducted and, if we will pay additional amounts, whether, and on what terms, we will have the option to redeem the debt securities in lieu of paying the additional amounts;

•	the provisions, if any, relating to any security provided for the debt securities of the series;

•	any other covenant or warranty included for the benefit of the debt securities of the series;

•	any proposed listing of the debt securities on any securities exchange or market; and

•	any other terms of the debt securities or of any guarantees issued in connection with the debt securities not inconsistent with the provisions of the indenture (Section 301).

The debt securities may be Original Issue Discount Securities or Indexed Securities (which are debt securities that provide for the payment of less than the principal amount thereof upon acceleration of maturity, or maturity, as applicable) and may be subject to special U.S. federal income tax, accounting and other considerations, which considerations will be described in the applicable prospectus supplement.

We may issue debt securities from time to time, with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currencies or currency exchange rates, commodity prices, equity indices or other factors. Holders of debt securities with these features may receive payment of a principal amount on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on the applicable dates, depending upon the value on those dates of the applicable currencies or currency exchange rates, commodity prices, equity indices or other factors.

Information as to the methods for determining the amount of principal or interest payable on any date, the currencies or currency exchange rates, commodity prices, equity indices or other factors to which the amount payable on that date is linked and additional tax considerations will be included in the applicable prospectus supplement. All debt securities of any one series will be substantially identical, except as to denomination and except as may otherwise be provided by an officers’ certificate or in any supplement to the applicable indenture. We are not required to issue all of the debt securities of a series at the same time, and, unless otherwise provided in the applicable indenture, supplemental indenture or officers’ certificate, we may re-open a series without the consent of the holders of the debt securities of that series to issue additional debt securities of that series.

The indentures do not contain any provisions that limit our ability to incur indebtedness or that would protect holders of debt securities in the event we become a party to a highly-leveraged or similar transaction in which we would incur or acquire a large amount of additional debt, but such provisions may appear in the applicable prospectus supplement. You should refer to the applicable prospectus supplement for information regarding any deletions from, modifications of or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Guarantees

In the event that we issue debt securities, such debt securities may be unconditionally and irrevocably guaranteed by us or certain of our subsidiaries that will be listed as guarantors in the applicable post-effective amendment to the registration statement, of which this prospectus forms a part, and any applicable prospectus supplement. Any guarantee would cover the timely payment of the principal of, and any premium, make-whole amount, interest or sinking fund payments on, the debt securities, whether we make the payment at a maturity date, as a result of acceleration or redemption or otherwise. We will more fully describe the existence and terms of any guarantee of any of our debt securities by us or our subsidiaries in the post-effective amendment and any applicable prospectus supplement relating to those debt securities.

Denominations, Interest, Registration and Transfer

Unless the applicable prospectus supplement states otherwise, any debt securities of any series that we issue in registered form will be issued in denominations of $1,000 and multiples of $1,000, and debt securities of any series that we issue in bearer form will be issued in denominations of $5,000 (Section 302).

Unless the applicable prospectus supplement states otherwise, the principal of, and any premium, make-whole amount or interest on, any series of debt securities will be payable in the currency designated in the prospectus supplement at the corporate trust office of the trustee, initially, U.S. Bank Trust Company, National Association–Corporate Trust Services, 60 Livingston Avenue, St. Paul, MN 55107. At our option, however, payment of interest may be made by check mailed to the address of the person entitled to the interest payment as it appears in the security register for the series or by wire transfer of funds to that person at an account maintained within the United States (Sections 301, 305, 307 and 1002). We may at any time designate additional paying agents or rescind designation of any paying agents or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for any series. All monies that we pay to a paying agent for the payment of any principal of, or any premium, make-whole amount, interest or additional amounts on, any debt security which remains unclaimed at the end of two years after that payment became due and payable will be repaid to us. After that time, the holder of the debt security will be able to look only to us for payment (Section 1003).

Any interest that we do not punctually pay on any interest payment date with respect to a debt security will cease to be payable to the holder on the applicable regular record date and may either:

•	be paid to the holder at the close of business on a Special Record Date for the payment of defaulted interest, to be determined by the trustee (Sections 101 and 307); or

•	be paid at any time in any other lawful manner, as more fully described in the indentures.

Subject to certain limitations imposed upon debt securities issued in book-entry form, debt securities of any series will be exchangeable for other debt securities of the same series and of the same total principal amount and authorized denomination upon the surrender of the debt securities at the corporate trust office of the trustee. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for conversion, transfer or exchange at the corporate trust office of the trustee. Every debt security surrendered for redemption, transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer. There will be no service charge for any transfer or exchange of any debt securities, but we may require holders to pay any tax or other governmental charge payable in connection with the transfer or exchange (Section 305).

If the applicable prospectus supplement refers to us designating any transfer agent for any series of debt securities, in addition to the trustee, we may at any time remove the transfer agent or approve a change in the location at which the transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for any series of debt securities. We may at any time designate additional transfer agents with respect to any series of debt securities (Section 1002).

Neither we nor any trustee will be required to do any of the following:

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issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of 15 business days before there is a selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing or publication of the relevant notice of redemption;

•	register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being only partially redeemed;

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exchange any debt security in bearer form that is selected for redemption, except that a debt security in bearer form may be exchanged for a debt security in registered form of that series and like denomination, provided that the debt security in registered form must be simultaneously surrendered for redemption; or

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issue or register the transfer or exchange of any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of the debt security that will not be partially or entirely repaid (Section 305).

Global Debt Securities

The debt securities of a series may be issued in the form of one or more fully registered global securities that will be deposited with a depositary or with a custodian for a depositary identified in the prospectus supplement relating to the series and registered in the name of the depositary or its nominee. In this case, we will issue one or more global securities in a denomination or total denominations equal to the portion of the total principal amount of outstanding registered debt securities of the series to be represented by the global security or securities. We expect that any global securities issued in the United States would be deposited with The Depositary Trust Company, as depositary or its custodian. We may issue any global securities in fully registered form on a temporary or permanent basis. Unless and until a global security is exchanged for debt securities in definitive registered form, a permanent global security may not be transferred except as a whole by the depositary to its nominee or by a nominee to the depositary or another nominee, or by the depositary or its nominee to a successor of the depositary or the successor depositary’s nominee.

The specific terms of the depositary arrangement with respect to any series of debt securities to be represented by a registered global security will be described in the applicable prospectus supplement. We anticipate that the following provisions will apply to depositary arrangements.

Ownership of beneficial interests in a global security will be limited to persons that have accounts with, or are participants of, the depositary for the registered global security, or persons that may hold interests through participants. When we issue a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the global security owned by those participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in an offering of the debt securities, or by us or the trustee if we are directly offering the debt securities. The participants’ ownership, and any transfer, of a registered global security will be shown on records maintained by the depositary, and ownership of persons who hold debt securities through participants will be reflected on the records of the participants. State and federal laws may impair a person’s ability to own, transfer or pledge interests in a registered global security.

So long as the depositary or its nominee is the registered owner of the global security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered the owners or holders of the debt securities under the applicable indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the depositary’s procedures and, if that person is not a participant, on the procedures of the participant through which that person owns its interest to exercise any rights of a holder under the applicable indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, the depositary would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through those participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

Payments of principal of, and any premium, make-whole amount, interest or additional amounts on a registered global security will be made to the depositary or its nominee, as the case may be, as the registered owners of the global security. Neither we, the trustee, the paying agent nor the registrar, nor any other agent of ours or of the trustee, will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that once the depositary receives any payment of principal of, any premium, make-whole amount, interest or additional amount on, a registered global security, the depositary will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the global security, as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in the registered global security held through the participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of the participants.

If the depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and we do not appoint a successor depositary within 90 days, we will issue debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more global securities, and, in such event, we will issue debt securities in definitive form in exchange for all of the global security or securities representing the debt securities. We will register any debt securities issued in definitive form in exchange for a global security in the name or names that the depositary provides to the trustee. We expect that those names will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global security.

Debt securities in bearer form may also be issued in the form of one or more global securities that will be deposited with a common depositary for Euroclear and Clearstream, or with a nominee for the depositary identified in the applicable prospectus supplement. We will describe in the applicable prospectus supplement the specific terms and procedures of the depositary arrangement, including the specific terms of the depositary arrangement and any specific procedures, for the issuance of debt securities in definitive form in exchange for a global security in bearer form, with respect to any portion of a series of debt securities to be represented by a global security in bearer form.

Merger, Consolidation or Sale

We may consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other corporation, trust or entity provided that:

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we are the survivor in the transaction, or the survivor, if not us, is an entity organized under the laws of the United States or a state of the United States, which entity expressly assumes by supplemental indenture the due and punctual payment of the principal of, and any premium, make-whole amount, interest and additional amounts on, all of the outstanding debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the indenture;

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immediately after giving effect to the transaction and treating any indebtedness that becomes an obligation of ours or one of our subsidiaries as a result of the transaction as having been incurred by us or our subsidiary at the time of the transaction, there is no event of default under the applicable indenture and no event which, after notice or the lapse of time, or both, would become an event of default; and

•	we deliver an officers’ certificate and an opinion of our legal counsel, as to the satisfaction of conditions contained in the applicable indenture (Sections 801 and 803).

This covenant would not apply to any recapitalization transaction, a change of control of us or a transaction in which we incur a large amount of additional debt, unless the transactions or change of control included a merger, consolidation or transfer or lease of substantially all of our assets. Except as may be described in the applicable prospectus supplement, there are no covenants or other provisions in the indentures providing for a “put” right or increased interest or that would otherwise afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of us or a transaction in which we incur a large amount of additional debt.

Certain Covenants

Provision of Financial Information.

Whether or not we are subject to Section 13 or 15(d) of the Exchange Act, we will file annual reports, quarterly reports and other documents with the SEC pursuant to Sections 13 and 15(d) as if we were so subject, on or prior to the dates by which we are or would have been required to file those documents if we were so subject. In any event, we will:

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within 15 days of each of the respective dates by which we are or would have been required to file annual reports, quarterly reports or other documents with the SEC under Sections 13 and 15(d) of the Exchange Act, mail to all holders of debt securities, without cost to such holders, copies of the annual reports and quarterly reports and file with the applicable trustee copies of the annual reports, quarterly reports and other documents; and

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promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of those documents to holders and any prospective holders of debt securities if filing those documents with the SEC is not permitted under the Exchange Act (Section 1005).

Additional Covenants

Any additional covenants with respect to any series of debt securities will be described in the applicable prospectus supplement.

Events of Default, Notice and Waiver

Except as otherwise provided in the applicable prospectus supplement, the following events are “events of default” with respect to any series of debt securities that we may issue under the indentures:

•	we fail for 30 days to pay any installment of interest or any additional amounts payable on any debt security of that series;

•	we fail to pay the principal of, or any premium or make-whole amount on, any debt security of that series when due, either at maturity, redemption or otherwise;

•	we fail to make any sinking fund payment as required for any debt security of that series;

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we breach or fail to perform any covenant or warranty contained in the applicable indenture, other than a covenant or warranty otherwise provided for in the applicable indenture, and our breach or failure to perform continues for 60 days after we have received written notice in accordance with the applicable indenture of our breach or failure to perform;

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we default under a bond, debenture, note, mortgage, indenture or instrument securing or evidencing indebtedness for money borrowed by us, or by any subsidiaries of ours that we have guaranteed or for which we are directly responsible or liable as obligor or guarantor, that has a principal amount outstanding in excess of $20,000,000, other than indebtedness which is non-recourse to us or our subsidiaries, which default has caused the indebtedness to become due and payable earlier than it would otherwise have become due and payable, and the indebtedness has not been discharged or the acceleration has not been rescinded or annulled, within 30 days after written notice was provided to us in accordance with the applicable indenture;

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a court of competent jurisdiction enters one or more judgments, orders or decrees against us or any of our subsidiaries in an aggregate amount (excluding amounts covered by insurance) in excess of $20,000,000, which remain(s) undischarged, unstayed, and unsatisfied in an aggregate amount (excluding amounts covered by insurance) in excess of $20,000,000 for 60 consecutive days;

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the bankruptcy, insolvency or reorganization or court appointment of a receiver, liquidator, trustee, assignee, or other similar official for us or any of our Significant Subsidiaries, or for all or substantially all of our properties or the properties of our Significant Subsidiaries or the general assignment by us or any of our Significant Subsidiaries for the benefit of our or their creditors or an order for the liquidation of MasTec, Inc. or any of our Significant Subsidiaries which remains unstayed and in effect for 90 days; and

•	any other event of default described in the applicable prospectus supplement and indenture (Section 501).

If there is a continuing event of default with respect to outstanding debt securities of a series, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series, voting as a single class, may declare immediately due and payable the principal amount or other amount as may be specified by the terms of those debt securities and any premium or make-whole amount on the debt securities of that series and any accrued and unpaid cash interest through the date of such declaration; provided, however, that, upon the occurrence and continuation of certain defaults related to bankruptcy or insolvency, the principal of, and the Make-Whole Amount, if any, on, all the outstanding debt securities of that series and any accrued interest through the occurrence of such Event of Default, shall become due and payable immediately, without any declaration or other act by the Trustee or any other Holder. Notwithstanding the foregoing, if any debt securities of a series are Original Issue Discount Securities or Indexed Securities, the terms thereof may provide for the payment of a portion of the principal amount thereof in the case of an acceleration of payment as a result of an Event of Default. At any time after an acceleration with respect to debt securities of a series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of the outstanding debt securities of that series may cancel the acceleration and annul its consequences if:

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we pay or deposit with the trustee all required payments of the principal of, and any premium, make-whole amount, interest, and additional amounts on, the applicable series of debt securities, plus fees, expenses, disbursements and advances of the trustee; and

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all events of default, other than the nonpayment of accelerated principal, premium, make-whole amount, or interest, with respect to the applicable series of debt securities have been cured or waived as provided in the indentures (Section 502).

The indentures also provide that the holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive any past default with respect to that series and its consequences (except in respect of certain events of default related to bankruptcy or insolvency, the waiver of which requires approval of a majority in principal amount of all outstanding debt securities under the applicable indenture), except a default involving:

•	our failure to pay the principal of, and any premium, make-whole amount, interest or additional amounts on, any debt security; or

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a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holders of each outstanding debt security affected by the default (Section 513).

The trustee is generally required to give notice to the holders of debt securities of each affected series within 90 days of a default actually known to the trustee unless the default has been cured or waived. The trustee may, however, withhold notice of default unless the default relates to:

•	our failure to pay the principal of, and any premium, make-whole amount, interest or additional amounts on, any debt security of that series; or

•	any sinking fund installment for any debt securities of that series,

•	if the Responsible Officers of the trustee in good faith consider it to be in the interest of the holders of the debt securities of that series (Sections 101 and 601).

Each indenture provides that no holder of debt securities of any series may institute a proceeding with respect to the indenture or for any remedy under the indenture, unless the trustee fails to act for 60 days after it has received a written notice of a continuing event of default with respect to the debt securities of that series from such holder and a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of that series (except in respect of certain events of default related to bankruptcy or insolvency, which requires the written request of not less than 25% in principal amount of all outstanding debt securities under the applicable indenture), as well as an offer of indemnity satisfactory to the trustee; provided, that no direction inconsistent with such request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of outstanding debt securities of that series or the holders of a majority in principal amount of all outstanding debt securities under the applicable indenture, as applicable (Section 507). This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium, make-whole amount, interest or additional amounts on, the debt securities at their respective due dates (Section 508).

Subject to provisions in each indenture relating to the trustee’s duties in case of default, the trustee is not under an obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of any series of debt securities then outstanding, unless the holders have offered to the trustee security or indemnity satisfactory to it (Section 602). Subject to these provisions for the indemnification of the trustee, the holders of not less than a majority in principal amount of all outstanding debt securities of any series under the applicable indenture (except in respect of certain events of default related to bankruptcy or insolvency, the holders of a majority in principal amount of all outstanding debt securities under the applicable indenture) will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee. The trustee may, however, refuse to follow any direction which conflicts with any law or the applicable indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of the applicable series not joining in the direction, and the trustee may take any other action deemed proper by the trustee which is not inconsistent with the direction (Section 512).

Within 120 days after the close of each fiscal year, we must deliver to the trustee a certificate, signed by one of several specified officers, stating that officer’s knowledge of our compliance with all the conditions and covenants under the applicable indenture, and, in the event of any noncompliance, specifying the noncompliance and the nature and status of the noncompliance (Section 1006).

Modification of the Indentures

Modification Without Consent of the Holders

Together with the trustee, we may, when authorized by our board of directors, modify each of the indentures without the consent of any holder of debt securities for any of the following purposes:

•	to evidence the succession of another person to us as obligor under the indenture;

•	to add to our existing covenants additional covenants for the benefit of the holders of all or any series of debt securities, or to surrender any right or power conferred upon us in the indenture;

•	to add events of default for the benefit of the holders of all or any series of debt securities;

•

to add or change any provisions of the indenture to facilitate the issuance of, or to liberalize the terms of, debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form, provided that this action will not adversely affect the interests of the holders of the debt securities of any series in any material respect;

•

to add, change or eliminate any provisions of the indenture, provided that any addition, change or elimination shall neither apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the holder of any debt security with respect to such provision or become effective only when there are no outstanding debt securities;

•	to secure previously unsecured debt securities;

•

to establish the form or terms of debt securities of any series, including the provisions and procedures, if applicable, for the conversion or exchange of the debt securities into our common stock, preferred stock or other securities or property or the addition or modification of any provisions of the indenture as necessary or desirable to provide for or facilitate the guarantee of such securities by one or more guarantors;

•	to evidence and provide for the acceptance or appointment of a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;

•	to make any provision for the subordination of the debt securities of a series or with respect to the conversion or exchange of rights of holders pursuant to the requirements of the indenture;

•

to cure any ambiguity, defect or inconsistency in the indenture, or to make any other provisions with respect to matters or questions arising under the indenture which shall not be inconsistent with the provisions of the indenture or to make any other changes, provided that the action does not adversely affect the interests of holders of debt securities of any series issued under the indenture in any material respect;

•

to close the indenture with respect to the authentication and delivery of additional series of debt securities or to qualify, or maintain qualification of, the indenture under the Trust Indenture Act; or

•

to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of debt securities, provided that the action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect (Section 901).

Modification With Consent of Holders

Together with the trustee, we may, when authorized by our board of directors, also make modifications and amendments to each indenture with the consent of the holders of a majority in principal amount of the outstanding debt securities of all affected series. Without the consent of each affected holder, however, no modification to either indenture may:

•	change the stated maturity of the principal of, or any premium, make-whole amount or installment of principal of, or interest on, any debt security;

•

reduce the principal amount of, or the rate or amount of interest on, or any premium or make-whole amount payable on redemption of, or any additional amounts payable with respect to any debt security or change any obligation to pay additional amounts except as permitted by the indenture;

•

reduce the amount of principal of an original issue discount security or make-whole amount that would be due and payable upon declaration of acceleration of the maturity of the original discount or other security, or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any debt security;

•	change the place of payment or the currency or currencies of payment of the principal of, and any premium, make-whole amount, interest, or additional amounts on, any debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

•

reduce the percentage of the holders of outstanding debt securities of any series necessary to modify or amend the indenture, to waive compliance with provisions of the indenture or defaults and their consequences under the indenture, or to reduce the quorum or voting requirements contained in the indenture;

•

make any change that adversely affects the right to convert or exchange any debt security other than as permitted by the indenture or decrease the conversion or exchange rate or increase the conversion or exchange price of any such debt security; or

•

modify any of the foregoing provisions or any of the provisions relating to the waiver of past defaults or covenants, except to increase the required percentage of holders necessary to effect that action or to provide that other provisions may not be modified or waived without the consent of the holder of the debt security (Section 902).

Documentation

Any modification or amendment of an indenture, whether effected with or without the consent of any holder, will be documented in a supplemental indenture.

Discharge, Defeasance and Covenant Defeasance

Unless the terms of a series of debt securities provide otherwise, under the indentures, we may discharge some of our respective obligations to holders of any series of debt securities that:

•	have been delivered to the trustee for cancellation; or

•

have not already been delivered to the trustee for cancellation and that either have become due and payable, will become due and payable within one year, or are scheduled for redemption within one year.

We can discharge these obligations when the securities have not already been delivered to the trustee for cancellation by irrevocably depositing with the trustee funds in the currency or currencies in which the debt securities are payable in an amount sufficient to pay and discharge the entire indebtedness on those debt securities, including principal of, and any premium, make-whole amount, interest and additional amounts on, the debt securities on and up to the date of such deposit, or, if the debt securities have become due and payable, on and up to the stated maturity or redemption date, as the case may be (Section 401).

In addition, if the terms of the debt securities of a series permit us to do so, we may elect either of the following:

•	to defease and be discharged from any and all obligations with respect to the debt securities, except certain obligations set forth in Section 1402 (Section 1402);

•	pay any additional amounts upon the occurrence of several particular tax and other events;

•	pay the fees, expenses and indemnitees of the trustee;

•	register the transfer or exchange of the debt securities;

•	replace temporary or mutilated, destroyed, lost or stolen debt securities;

•	maintain an office or agency for the debt securities; and

•	hold monies for payment in trust; or

•

to be released from our obligations with respect to the debt securities under sections of the applicable indenture described under “Certain Covenants” or, if permitted by the terms of the debt securities, our obligations with respect to any other covenant.

If we choose to be released from our respective obligations under the covenants, any failure to comply with any of the obligations imposed on us by the covenants will not constitute a default or an event of default with respect to the debt securities (Section 1403). However, to make either election, we must irrevocably deposit with the trustee an amount, in such currency or currencies in which the debt securities are payable at stated maturity, or in Government Obligations (Section 101), or both, that will provide sufficient funds to pay the principal of, and any premium, make-whole amount, and interest on, the debt securities, and any mandatory sinking fund or similar payments on the debt securities, on the relevant scheduled due dates.

We may defease and discharge the obligations, as described in the preceding paragraphs, only if, among other things, we have delivered to the trustee an opinion of counsel to the effect that:

•

the holders of the debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance described in the previous paragraphs and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred; and

•

in the case of defeasance, the opinion of counsel must refer to, and be based upon, a ruling of the Internal Revenue Service or a change in applicable United States federal income tax laws occurring after the date of the applicable indenture (Section 1404).

Unless otherwise provided in the applicable prospectus supplement, if, after we have deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series:

•	the holder of a debt security of the series elects to receive payment in a currency other than that in which the deposit has been made in respect of the debt security (Section 301); or

•	a conversion event, as defined below, occurs in respect of the currency in which the deposit has been made,

then the indebtedness represented by the debt security will be fully discharged and satisfied through the payment of the principal of, and any premium, make-whole amount and interest on, the debt security as they become due, and additional amounts, if any, out of the proceeds yielded by converting the amount or other property deposited in respect of the debt security into the currency in which the debt security becomes payable as a result of the holder’s election or the conversion event based on the applicable market exchange rate (Section 1405).

Unless otherwise provided in the applicable prospectus supplement, a “conversion event” means the cessation of use of:

•

a currency (other than a European Currency Unit or other currency unit) issued by the government of one or more countries other than the United States, both by the government of the country that issued that currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community;

•	the European Currency Unit, both within the European Monetary System and, for the settlement of transactions, by public institutions of or within the European Communities (Section 101); or

•	any currency other than the European Currency Unit for the purposes for which it was established.

Unless otherwise provided in the applicable prospectus supplement, we will make all payments of principal of, and any premium, make-whole amount, interest and additional amounts on, any debt security that is payable in a foreign currency that ceases to be used by its government of issuance in United States dollars.

In the event that we effect covenant defeasance with respect to any debt securities and the debt securities are declared due and payable because of the occurrence of an event of default other than:

•	the event of default described in the fourth bullet under “-Events of Default, Notice and Waiver,” which would no longer be applicable to the debt securities of that series (Section 1005); or

•	the event of default described in the eighth bullet under “-Events of Default, Notice and Waiver” with respect to a covenant as to which there has been covenant defeasance,

then the amount on deposit with the trustee will still be sufficient to pay amounts due on the debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from the event of default. In this case, we would remain liable to make payment of the amounts due at the time of acceleration.

The applicable prospectus supplement may describe any additional provisions permitting defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to a particular series of debt securities.

Conversion and Exchange Rights

The terms on which debt securities of any series may be convertible into or exchangeable for our common stock, preferred stock or other securities or property of us will be described in the applicable prospectus supplement. These terms will include:

•	the conversion or exchange price, or the manner of calculating the price;

•	the exchange or conversion period;

•	whether the conversion or exchange is mandatory, or voluntary at the option of the holder or at our option;

•	any restrictions on conversion or exchange in the event of redemption of the debt securities and any restrictions on conversion or exchange; and

•	the means of calculating the number of shares of our common stock, preferred stock or other securities or property of us to be received by the holders of debt securities.

The conversion or exchange price of any debt securities of any series that are convertible into our common stock or preferred stock shall be adjusted for any stock dividends, stock splits, reclassification, combinations or similar transactions, as set forth in the applicable prospectus supplement (Article Sixteen).

Governing Law

The indentures are governed by the laws of the State of New York.

Redemption of Debt Securities

The debt securities may be subject to optional or mandatory redemption on terms and conditions described in the applicable prospectus supplement. Subject to such terms, we may opt at any time to partially or entirely redeem the debt securities.

From and after notice has been given as provided in the applicable indenture, if funds for the redemption of any debt securities called for redemption shall have been made available on the redemption date, the debt securities will cease to bear interest on the date fixed for the redemption specified in the notice, and the only right of the holders of the debt securities will be to receive payment of the redemption price.

DESCRIPTION OF WARRANTS

The following summary describes generally the terms of warrants that we may offer from time to time in one or more series. The specific terms of a series of warrants will be described in the applicable prospectus supplement relating to that series of warrants along with any general provisions applicable to that series of warrants.

The following description of the warrants, and any description of the warrants in a prospectus supplement, may not be complete and is subject to, and qualified in its entirety by reference to, the underlying warrant agreement, which we will file with the SEC at or prior to the time of the sale of the warrants. You should refer to, and read this summary together with, the warrant agreement and the applicable prospectus supplement to review the terms of a particular series of our common or preferred stock that may be important to you. You can obtain copies of any form of warrant agreement or other agreement pursuant to which the warrants are issued by following the directions described under the caption “Where You Can Find More Information.”

We may issue warrants to purchase depositary shares, debt securities, shares of our common stock or preferred stock, or any combination of those securities. We may issue warrants independently or together with any other securities, and the warrants may be attached to, or separate from, any other securities. Each series of warrants to be issued will be issued under a separate warrant agreement between us and a warrant agent specified in the related prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of a series and will not assume any obligation or relationship of agency or trust for or with holders or beneficial owners of the warrants.

The applicable prospectus supplement will describe the terms of any warrants, including the following:

•	the title of the warrants;

•	the amount of securities called for by such warrants;

•	the total number of warrants;

•	the price or prices at which the warrants will be issued and sold;

•	the currency or currencies, including composite currencies or currency units, in which the price of the warrants may be payable;

•	the designation and terms of the securities purchasable upon exercise of the warrants;

•

the price at which, and the currency or currencies, including composite currencies or currency units, in which the securities purchasable upon exercise of the warrants may be purchased and provisions for changes to or adjustments in the purchase price;

•	the date on which the right to exercise the warrants shall commence and the date on which that right will expire;

•	whether the warrants will be issued in registered form or bearer form;

•	if applicable, the minimum or maximum amount of the warrants which may be exercised at any one time;

•	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a summary of the United States federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrant certificates may be exchanged for new warrant certificates of different denominations, and warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the respective underlying securities purchasable upon exercise of the warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified number of shares of common stock, preferred stock or depositary shares at a future date or dates. Alternatively, the stock purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of common stock, preferred stock or depositary shares. The consideration per share of common stock or preferred stock or per depositary share may be fixed at the time the stock purchase contracts are issued or may be determined by a specific reference to a formula set forth in the stock purchase contracts. The stock purchase contracts may provide for settlement by delivery by us or on our behalf of shares of the underlying security, or they may provide for settlement by reference or linkage to the value, performance or trading price of the underlying security. The stock purchase contracts may be issued separately or as part of stock purchase units consisting of a stock purchase contract and debt securities, preferred stock or debt obligations of third parties, including U.S. treasury securities, other stock purchase contracts or common stock, or other securities or property, securing the holders’ obligations to purchase or sell, as the case may be, the common stock, preferred stock, depositary shares or other security or property under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and may provide for the prepayment of all or part of the consideration payable by holders in connection with the purchase of the underlying security or other property pursuant to the stock purchase contracts.

The securities related to the stock purchase contracts may be pledged to a collateral agent for our benefit pursuant to a pledge agreement to secure the obligations of holders of stock purchase contracts to purchase the underlying security or property under the related stock purchase contracts. The rights of holders of stock purchase contracts to the related pledged securities will be subject to our security interest therein created by the pledge agreement. No holder of stock purchase contracts will be permitted to withdraw the pledged securities related to such stock purchase contracts from the pledge arrangement.

An applicable prospectus supplement will describe the terms of the stock purchase contracts, including, if applicable, collateral or depositary arrangements.

SELLING SECURITY HOLDERS

We may from time to time register for resale hereunder certain of our securities held by particular selling security holders. In the event we effect such a registration, we will file a prospectus supplement that includes:

•	the names of the selling security holders;

•	the class and quantity of our securities offered by each selling shareholder;

•	the number or amount of such securities held by each selling security holder before and after the offering;

•	the percentage (if one percent or more) of such class of securities held by each selling security holder before and after the offering;

•	the nature of any position, office or other material relationship that each selling security holder has had with us or any of our predecessors or affiliates within the last three years;

•	any other applicable terms of the securities offered by each selling security holder; and

•	the plan of distribution with respect to securities to be offered by the selling security holders.

PLAN OF DISTRIBUTION

We may sell securities to one or more underwriters or dealers for public offering and sale by them, or we may sell the securities to investors directly or through agents. The applicable prospectus supplement will set forth the terms of the particular offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters;

•	the respective amounts underwritten;

•	the nature of any material relationship between us and any underwriter;

•	the nature of the obligation of the underwriter(s) to take the securities;

•	the name or names of any selling security holders;

•	the purchase price of the securities;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price and the net proceeds we will receive from such sale;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

We may distribute our securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the prospectus supplement specifies, including in “at-the-market” offerings. We may sell our securities through a rights offering, forward contracts or similar arrangements.

Any underwriting discounts or other compensation which we pay to underwriters or agents in connection with the offering of our securities, and any discounts, concessions or commissions which underwriters allow to dealers, will be set forth in the prospectus supplement. Underwriters may sell our securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of our securities may be deemed to be underwriters under the Securities Act and any discounts or commissions they receive from us and any profit on the resale of our securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from us, will be described in the applicable supplement to this prospectus. Unless otherwise set forth in the supplement to this prospectus relating thereto, the obligations of the underwriters or agents to purchase our securities will be subject to conditions precedent and the underwriters will be obligated to purchase all our offered securities if any are purchased. The public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Any common stock sold pursuant to this prospectus and applicable prospectus supplement will be approved for trading, upon notice of issuance, on the New York Stock Exchange.

Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

The securities being offered under this prospectus, other than our common stock, will be new issues of securities with no established trading market unless otherwise specified in the applicable prospectus supplement.

It has not presently been established whether the underwriters, if any, as identified in a prospectus supplement, will make a market in the securities. If the underwriters make a market in the securities, the market making may be discontinued at any time without notice. We cannot provide any assurance as to the liquidity of the trading market for the securities.

An underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with securities laws. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bidders to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. The underwriters may engage in these activities on any exchange or other market in which the securities may be traded. If commenced, the underwriters may discontinue these activities at any time.

Certain of the underwriters and their affiliates may be customers of, engage in transactions with, and perform services for, us and our subsidiaries in the ordinary course of business.

LEGAL MATTERS

Certain legal matters with respect to the validity of the securities offered under this prospectus and any supplement hereto, as well as certain tax matters, will be passed upon for us by Holland & Knight LLP, 701 Brickell Avenue, Miami, Florida 33131. Counsel for any underwriter or agents will be noted in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and schedule as of December 31, 2021 and 2020 and for each of the three years in the period ended December 31, 2021 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2021 incorporated by reference in this prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements, and other information that we file electronically with the SEC and which are available at the SEC’s web site at: http://www.sec.gov. You can also inspect reports and other information we file at the offices of the New York Stock Exchange, 20 Broad Street, 17th Floor, New York, New York 10005. In addition, our SEC filings and other information about our company are available on our internet website: www.mastec.com. Please note that our internet address is included in this prospectus as an inactive textual reference and the information included on our website is not incorporated by reference into this prospectus and should not be considered part of this prospectus.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our common stock, including certain exhibits. You can obtain a copy of the registration statement from the SEC’s web site listed above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” some of the documents we file with it into this prospectus, which means:

•	we can disclose important information to you by referring you to those documents;

•	the information incorporated by reference is considered to be part of this prospectus; and

•	later information that we file with the SEC will automatically update and supersede this information.

We incorporate by reference the documents listed below:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022;

•

our Current Reports on Form 8-K, filed with the Commission on January 21, 2022, March  30, 2022, May  23, 2022, May  27, 2022, July  25, 2022, August  8, 2022, August  22, 2022, August  25, 2022, September  1, 2022, September  2, 2022, September  6, 2022, September  12, 2022, September  26, 2022, October  7, 2022, October  17, 2022 and October 24, 2022;

•	our Definitive Proxy Statement on Schedule 14A and Definitive Additional Proxy Soliciting Materials on Schedule A14A filed in connection with our 2022 Meeting of Shareholders; and

•

the description of our common stock contained in Form 8-A filed with the SEC on February 10, 1997 (File No. 001-08106) and any amendments to such Registration Statement filed subsequently thereto, including all amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (not including any information furnished under Item 2.02, 7.01 or 9.01 of Form 8-K and any other information that is identified as “furnished” rather than filed, which information is not incorporated by reference herein) prior to the termination of the offering, will be deemed to be incorporated herein by reference and to be a part of this registration statement from the date of filing of such documents. Any statement contained in a document incorporated herein by reference will be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in a subsequently filed document incorporated herein by reference, modifies or supersedes the statement. Any statement modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this registration statement.

We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request of that person, a copy of any and all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus (excluding exhibits unless specifically incorporated by reference into those documents). Please direct requests to us at the following address:

MasTec, Inc.

800 S. Douglas Road, 12th Floor

Coral Gables, Florida 33134

Attention: Alberto de Cardenas

(305) 599-1800

$

MasTec, Inc.

   % Senior Notes due 20

Joint Book-Running Managers

J.P. Morgan	BofA Securities

The date of this prospectus supplement is     , 2024